                                                                 Exhibit (17)(a)

              Fifth Third Funds Statement of Additional Information

                               FIFTH THIRD FUNDS
                       (formerly Fountain Square Funds)

                 Combined Statement of Additional Information
                               October 29, 2001

     This Combined Statement of Additional Information (the "SAI") relates to the Prospectuses of the following portfolios (the "Funds") of Fifth Third Funds (the "Trust") dated October 29, 2001:

..  Fifth Third Quality Growth Fund
..  Fifth Third Equity Income Fund
..  Fifth Third Pinnacle Fund
..  Fifth Third Balanced Fund
..  Fifth Third Mid Cap Fund
..  Fifth Third International Equity Fund
..  Fifth Third Intermediate Bond Fund
..  Fifth Third Bond Fund
..  Fifth Third U.S. Government Bond Fund
..  Fifth Third Intermediate Municipal Bond Fund
..  Fifth Third Ohio Municipal Bond Fund
..  Fifth Third Technology Fund
..  Fifth Third Government Money Market Fund
..  Fifth Third Prime Money Market Fund
..  Fifth Third Municipal Money Market Fund
..  Fifth Third Ohio Tax Exempt Money Market Fund
..  Fifth Third U.S. Treasury Money Market Fund
..  Fifth Third Multi Cap Value Fund
..  Fifth Third Micro Cap Value Fund
..  Fifth Third Strategic Income Fund
..  Fifth Third Worldwide Fund
..  Fifth Third Institutional Government Money Market Fund
..  Fifth Third Institutional Money Market Fund
..  Fifth Third Michigan Municipal Money Market Fund
..  Fifth Third International GDP Fund
..  Fifth Third Small Cap Growth Fund
..  Fifth Third Large Cap Growth Fund
..  Fifth Third Equity Index Fund
..  Fifth Third Large Cap Value Fund
..  Fifth Third Short Term Bond Fund
..  Fifth Third Michigan Municipal Bond Fund
..  Fifth Third Municipal Bond Fund



This Statement of Additional Information is incorporated in its entirety into the Prospectuses. This SAI should be read with the Prospectuses of the Funds.

To receive a copy of any Prospectus, you may write the Trust or call toll-free
(888) 799-5353.  This SAI is not a prospectus.

                               Fifth Third Funds
                             c/o Fifth Third Bank
                           38 Fountain Square Plaza
                            Cincinnati, Ohio 45263

GENERAL INFORMATION ABOUT THE TRUST........................................    1

INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS............................    4

 Investment Objectives.....................................................    4
 Investment Limitations....................................................    4
 Fundamental Limitations - Stock and Bond Funds............................    4
 Non-Fundamental Limitations - Stock and Bond Funds........................    6
 Fundamental Limitations - Money Market Funds..............................    8
 Non-Fundamental Limitations - Money Market Funds..........................   10
 Additional Non-Fundamental Policies for the Funds Requiring Shareholder
  Notice...................................................................   10

ADDITIONAL RISKS AND INFORMATION CONCERNING CERTAIN INVESTMENT TECHNIQUES..   11

 Types of Investments......................................................   11
 Portfolio Turnover........................................................   23
 Investment Risks (Michigan Municipal Money Market Fund and Michigan
 Municipal Bond Fund) .....................................................   24
 Investment Risks (Ohio Municipal Bond Fund and Ohio Tax Exempt
 Money Market Fund)........................................................   27

FIFTH THIRD FUNDS MANAGEMENT...............................................   27

 Officers and Trustees.....................................................   27
 Trust Ownership...........................................................   28
 Trustees' Compensation....................................................   28
 Trustee Liability.........................................................   41
 Codes of Ethics...........................................................   41

INVESTMENT ADVISORY SERVICES...............................................   42

 Investment Advisors to the Trust..........................................   42
 Advisory Fees.............................................................   42
 Administrative Services...................................................   44
 Custody of Fund Assets....................................................   46
 Transfer Agent and Dividend Disbursing Agent..............................   46
 Legal Counsel.............................................................   47

BROKERAGE TRANSACTIONS.....................................................   48

PURCHASING SHARES..........................................................   50

 Distribution Plan and Administrative Services Agreement (Investment C
 Shares Only)..............................................................   50
 Purchases with Proceeds from Redemptions of Unaffiliated Mutual Fund
 Shares....................................................................   51
 Conversion of Investment B Shares to Investment A Shares..................   51
 Conversion to Federal Funds...............................................   51
 Exchanging Securities for Fund Shares.....................................   51
 Payments to Dealers.......................................................   51

REDEEMING SHARES...........................................................   52

 Redemption in Kind........................................................   52
 Postponement of Redemptions...............................................   52

DETERMINING NET ASSET VALUE................................................   52

 Determining Market Value of Securities....................................   53
 Valuing Municipal Bonds...................................................   53
 Use of Amortized Cost.....................................................   53
 Monitoring Procedures.....................................................   53
 Investment Restrictions...................................................   53

 Trading in Foreign Securities........................................................................   54

TAX STATUS............................................................................................   54

 Qualification as a Regulated Investment Company......................................................   54
 Distributions........................................................................................   55
 Selling Shares.......................................................................................   58
 Borrowing............................................................................................
 Hedging..............................................................................................   58
 Discount Securities..................................................................................   58
 Backup Withholding...................................................................................   59
 Additional Tax Information Concerning the Ohio Municipal Fund, the Intermediate Municipal Bond Fund
 and the Municipal Money Market Fund..................................................................
 Tax Information regarding the Fifth Third Michigan Municipal Money Market Fund, the Fifth Third
 Michigan Municipal Bond Fund, and the Fifth Third Municipal Bond Fund................................
 Foreign Taxes........................................................................................

PERFORMANCE INFORMATION...............................................................................   60

PERFORMANCE COMPARISONS...............................................................................   62

FINANCIAL STATEMENTS..................................................................................   65

APPENDIX..............................................................................................   66

                      GENERAL INFORMATION ABOUT THE TRUST

The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988.

The Trust's Declaration of Trust permits the Trust to offer separate series of shares of beneficial interest representing interests in separate portfolios of securities, and it permits the Trust to offer separate classes of each such series. This prospectus relates to the following funds (collectively, the "Funds"):

The "Equity Funds":

      Fifth Third Quality Growth Fund
      Fifth Third Equity Income Fund
      Fifth Third Pinnacle Fund
      Fifth Third Balanced Fund
      Fifth Third Mid Cap Fund
      Fifth Third Technology Fund
      Fifth Third International Equity Fund
      Fifth Third Multi Cap Value Fund
      Fifth Third Micro Cap Value Fund
      Fifth Third Strategic Income Fund
      Fifth Third Worldwide Fund
      Fifth Third International GDP Fund
      Fifth Third Small Cap Growth Fund
      Fifth Third Large Cap Growth Fund
      Fifth Third Equity Index Fund
      Fifth Third Large Cap Value Fund

The "Bond Funds":

      Fifth Third Bond Fund
      Fifth Third Short Term Bond Fund
      Fifth Third Intermediate Bond Fund
      Fifth Third U.S. Government Bond Fund

The "Municipal Bond Funds":

      Fifth Third Municipal Bond Fund
      Fifth Third Intermediate Municipal Bond Fund
      Fifth Third Michigan Municipal Bond Fund
      Fifth Third Ohio Municipal Bond Fund

The "Money Market Funds":

      Fifth Third Government Money Market Fund
      Fifth Third Prime Money Market Fund
      Fifth Third Municipal Money Market Fund
      Fifth Third U.S. Treasury Money Market Fund
      Fifth Third Institutional Money Market Fund
      Fifth Third Institutional Government Money Market Fund
      Fifth Third Michigan Municipal Money Market Fund
      Fifth Third Ohio Tax Exempt Money Market Fund

Currently, the Trust offers shares of the following Funds and shares of the following classes of each Fund:

-------------------------------------------------------------------------------------------------------------------------------
               Funds
-------------------------------------------------------------------------------------------------------------------------------
                                           Institutional   Advisor    Service   Investment    Investment   Investment
                                                                                    A             B             C
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Quality Growth Fund
 ("Quality Growth Fund")                        X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Equity Income Fund
 ("Equity Income Fund")                         X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Pinnacle Fund
 ("Pinnacle Fund")                              X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Balanced Fund
 ("Balanced Fund")                              X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Mid Cap Fund
 ("Mid Cap Fund")                               X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third International Equity
 Fund ("International Equity Fund")             X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Intermediate Bond Fund
 ("Intermediate Bond Fund")                     X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Bond Fund
 ("Bond Fund")                                  X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third U.S. Government
 Bond Fund ("Government Bond Fund")             X                                   X             X*            X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Intermediate Municipal
 Bond Fund ("Intermediate
 Municipal Bond Fund")                          X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Ohio Municipal Bond
 Fund ("Ohio Municipal Bond Fund")              X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Technology Fund
 ("Technology Fund")                            X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Government Money
 Market Fund ("Government Money
 Market Fund")                                  X                                   X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Prime Money Market
 Fund ("Prime Money Market Fund")               X           X                       X             X
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Municipal Money Market
 Fund ("Municipal Money Market
 Fund")                                         X                                   X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Ohio Tax Exempt Money
 Market Fund ("Ohio Tax Exempt
 Money Market Fund")                            X*                                  X*
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third U.S. Treasury Money
 Market Fund ("U.S. Treasury Money
 Market Fund")                                  X                      X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Multi Cap Value Fund
 ("Multi Cap Value Fund")                       X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Micro Cap Value Fund
 ("Micro Cap Value Fund")                       X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Strategic Income Fund
 ("Strategic Income Fund")                      X           X                                                   X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Worldwide Fund
 ("Worldwide Fund")                             X           X                                                   X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Institutional
 Government Money Market Fund
 ("Institutional Government Money
 Market Fund")                                  X                      X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Institutional Money
 Market Fund ("Institutional Money
 Market Fund")                                  X                      X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Michigan Municipal
 Money Market Fund ("Michigan
 Municipal Money Market Fund")                  X                                   X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third International GDP Fund
 ("International GDP Fund")                     X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Small Cap Growth Fund
 ("Small Cap Growth Fund")                      X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Large Cap Growth Fund
 ("Large Cap Growth Fund")                      X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Equity Index Fund
 ("Equity Index Fund")                          X           X                       X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Large Cap Value Fund
 ("Large Cap Value Fund")                       X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Short Term Bond Fund
 ("Short Term Bond Fund")                       X                                   X             X*            X*
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Michigan Municipal
 Bond Fund ("Michigan Municipal
 Bond Fund")                                    X                                   X             X             X
-------------------------------------------------------------------------------------------------------------------------------
 Fifth Third Municipal Bond Fund
 ("Municipal Bond Fund")                        X           X                       X             X             X

-------------------------------------------------------------------------------------------------------------------------------

     * These shares are currently not available to the public.

     Each Fund, is an "open-end" management investment company, and other than the Ohio Municipal Bond Fund and Ohio Tax Exempt Money Market Fund, is a "diversified" company, as those terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Among other things, a diversified Fund must, with respect to 75% of its total assets, not invest more than 5% of its total assets in any one issuer. A non-diversified Fund, such as the Ohio Municipal Fund, is any Fund other than a diversified Fund and is not subject to the foregoing restriction.

     Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses and this Statement of Additional Information, the Fifth Third Funds' shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Fifth Third Funds, shareholders of a Fund are entitled to receive the assets available for distribution belonging to that Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund which are available for distribution.

     Shares of the Fifth Third Funds are entitled to one vote per share (with proportional voting for fractional shares) on such matters as shareholders are entitled to vote. Shareholders vote in the aggregate and not by series or class on all matters except (i) when required by the 1940 Act, shares shall be voted by individual series, (ii) when the Trustees have determined that the matter affects only the interests of a particular series or class, then only shareholders of such series or class shall be entitled to vote thereon, and (iii) only the holders of Advisor, Service, Investment A, Investment B, and Investment C shares will be entitled to vote on matters submitted to shareholder vote with regard to the Distribution Plan applicable to such class. There will normally be no meetings of shareholders for the purposes of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares of the Fifth Third Funds and filed with the Fifth Third Funds' custodian or by vote of the holders of two-thirds of the outstanding shares of the Fifth Third Funds at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares of any Fund. Except as set forth above, the Trustees shall continue to hold office and may appoint their successors.

     As used in this Statement of Additional Information, a "vote of a majority of the outstanding shares" of the Fifth Third Funds or a particular Fund means the affirmative vote, at a meeting of shareholders duly called, of the lesser of (a) 67% or more of the votes of shareholders of the Fifth Third Funds or such Fund present at such meeting at which the holders of more than 50% of the votes attributable to the shareholders of record of the Fifth Third Funds or such Fund are represented in person or by proxy, or (b) more than 50% of the votes attributable to the outstanding shares of the Fifth Third Funds or such Fund.

     The Trustees are responsible for managing the business and affairs of the Trust. All Funds are advised by Fifth Third Asset Management Inc. (the "Advisor"), except for the Pinnacle Fund, which is advised by Heartland Capital Management, Inc. ("Heartland"). Fifth Third Asset Management Inc. and Heartland are wholly-owned subsidiaries of Fifth Third Bancorp. Morgan Stanley Investment Management Inc. (the "Subadvisor") serves as investment sub-advisor to the International Equity Fund.

                INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS

The prospectuses state the investment objective of each Fund and discuss certain investment policies employed to achieve those objectives. The following discussion supplements the description of the Funds' investment policies in the prospectuses.

     Investment Objectives

Each Fund's investment objective is fundamental and may not be changed without shareholder approval.

     Investment Limitations

Stock and Bond Funds

For purposes of this section, "Investment Limitations--Stock and Bond Funds," the term "Funds" shall mean the Equity Funds, the Bond Funds and the Municipal Bond Funds but not the Money Market Funds.

     Fundamental Limitations

Except as provided below, each Fund has adopted the following fundamental investment limitations. As fundamental investment limitations, they cannot be changed with respect to a Fund without approval of the holders of a majority of that Fund's outstanding shares.

Issuing Senior Securities and Borrowing Money.
----------------------------------------------

None of the Funds will issue senior securities, except that a Fund may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed; and except to the extent that a Fund (with the exception of the Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund and Pinnacle Fund) may enter into futures contracts, as applicable.

The Funds will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling a Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. None of the Funds will purchase any securities while any borrowings in excess of 5% of its total assets are outstanding. Currently, none of the Funds intends to borrow money.

Selling Short and Buying on Margin.
-----------------------------------

None of the Funds will sell any securities short or purchase any securities on margin, but the Funds may obtain such short-term credits as are necessary for clearance of purchases and sales of securities. The deposit or payment by a Fund (with the exception of the Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund and Pinnacle Fund) of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

Pledging Assets.
----------------

The Funds will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, a Fund may pledge assets as necessary to secure such borrowings. For purposes of this limitation, where applicable, (a) the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis and (b) collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices) and (ii) initial or variation margin for futures contracts, will not be deemed to be pledges of a Fund's assets.

Lending Cash or Securities.
---------------------------

The Funds will not lend any of their respective assets except portfolio securities up to one-third of the value of total assets. This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, publicly or non-publicly issued municipal bonds, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by a Fund's investment objectives, policies and limitations or the Trust's Declaration of Trust.

Investing in Commodities.
-------------------------

None of the Funds will purchase or sell commodities or commodity contracts except to the extent that the Funds (with the exception of the Ohio Municipal Bond Fund, Government Bond Fund, Intermediate Municipal Bond Fund and Pinnacle
Fund) may engage in transactions involving commodity futures contracts or options on commodity futures contracts.

Investing in Real Estate.
-------------------------

None of the Funds will purchase or sell real estate, including limited partnership interests, although each of the Funds (except for the Government Bond Fund) may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

Diversification of Investments.
-------------------------------

With respect to 75% of the value of their respective total assets, none of the Micro Cap Value Fund, Multi Cap Value Fund, Strategic Income Fund and Worldwide Fund will purchase securities issued by any one issuer (other than cash, cash items, securities of investment companies, or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result
(i) more than 5% of the value of its total assets would be invested in the securities of that issuer or (ii) the Funds described herein would hold more than 10% of the outstanding voting securities of any one issuer.


With respect to 75% of the value of their respective total assets, none of the Funds (with the exception of the Funds described in the preceeding paragraph and the Ohio Municipal Bond Fund) will purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. None of the Funds (other than the Funds described in the preceding paragraph and the Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund) will acquire more than 10% of the outstanding voting securities of any one issuer.

Dealing in Puts and Calls.
--------------------------

The Pinnacle Fund, Intermediate Municipal Bond Fund, Ohio Municipal Bond Fund, Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, and Worldwide Fund will not buy or sell puts, calls, straddles, spreads, or any combination of these.

Concentration of Investments.
-----------------------------

Each of the Quality Growth Fund, Pinnacle Fund, Balanced Fund, Mid Cap Fund, Technology Fund, International Equity Fund, Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, International GDP Fund, Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund will not invest 25% or more of the value of its total assets in any one industry, except that each of these Funds may invest more than 25% of the value of its total assets in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities and repurchase agreements collateralized by such securities.

The Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, and Michigan Municipal Bond Fund will not purchase securities if, as a result of such purchase, 25% or more of the value of its respective total assets would be invested in any one industry or in industrial development bonds or other securities, the interest upon which is paid from revenues of similar types of projects. However, each of these Funds may invest as temporary investments more than 25% of the value of its total assets in cash or cash items, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or instruments secured by these money market instruments, i.e., repurchase agreements.

Underwriting.
-------------

None of the Funds will underwrite any issue of securities, except as a Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objectives, policies, and limitations.

     Non-Fundamental Limitations


Except as provided below, each Fund has adopted the following non-fundamental investment limitations. As non-fundamental investment limitations, they may be changed by the Trustees without shareholder approval.

Investing in Illiquid Securities.
---------------------------------

The Funds will not invest more than 15% of the value of their respective net assets in illiquid securities, including, as applicable, repurchase agreements providing for settlement more than seven days after notice, over-the-counter options, certain restricted securities not determined by the Trustees to be liquid, and non-negotiable time deposits with maturities over seven days.

For the Strategic Income Fund and Worldwide Fund, shares of open-ended investment companies will be considered illiquid if the Strategic Income Fund or Worldwide Fund holds over 1% of the issuing investment company's total outstanding securities.

Investing in Securities of Other Investment Companies.
------------------------------------------------------

The Funds will limit their respective investments in other investment companies to no more than 3% of the total outstanding voting stock of any investment company. The Funds (except the Strategic Income Fund and Worldwide Fund) will invest no more than 5% of their respective total assets in any one investment company, and will invest no more than 10% of their respective total assets in investment companies in general. The Funds will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by a Fund in shares of another investment company would be subject to such expenses.

Concentration of Investments
----------------------------

The Worldwide Fund will not invest more than 25% of its total assets in the securities of underlying funds which concentrate (i.e., invest more than 25% of their assets) in the same industry, provided that (i) through its investment in underlying funds, the Fund indirectly may invest more than 25% of its assets in one industry, and (ii) the Fund will concentrate more than 25% of its assets in the mutual fund industry.

Investing in Put Options.
-------------------------

The International Equity Fund, Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, and Worldwide Fund will not purchase put options on securities or futures contracts, unless the securities or futures contracts are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

Selling Short and Buying on Margin
----------------------------------

The International GDP Fund, Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities. The deposit or payment by a Fund of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

Writing Covered Call Options.
-----------------------------

The International Equity Fund and Worldwide Fund will not write call options on securities or futures contracts unless the securities or futures contracts are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

Except with respect to a Fund's policy relating to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of its policies and limitations, the Trust considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

The Ohio Municipal Bond Fund and Municipal Bond Fund do not expect to borrow money or pledge securities in excess of 5% of the value of their respective net assets during the coming fiscal year.


Additional Non-Fundamental Policies for the Funds Requiring Shareholder Notice
------------------------------------------------------------------------------

The following policies are non-fundamental but require a notice to shareholders at least 60 days prior to any change. For purposes of the following policies, the term "assets" means net assets, plus the amount of any borrowings for investment purposes.

The Small Cap Growth Fund, under normal circumstances, invests at least 80% of its assets in the equity securities of small cap companies.

The Mid Cap Fund, under normal circumstances, invest at least 80% of its assets in equity securities of mid cap companies.

The Large Cap Growth Fund, under normal circumstances, invests at least 80% of its assets in equity securities of large cap companies.

The Large Cap Value Fund, under normal circumstances, invests at least 80% of its assets in equity securities of large cap companies.

The Technology Fund, under normal circumstances, invests at least 80% of its assets in the equity securities of technology companies.

The Equity Index Fund, under normal circumstances, invests at least 80% of its assets in equity securities that comprise an equity index.

The Equity Income Fund, under normal circumstances, invests at least 80% of its assets in equity securities.

The International Equity Fund, under normal circumstances, invests at least 80% of its assets in equity securities.

The Michigan Municipal Bond Fund, under normal circumstances, invests at least 80% of its assets in municipal bond obligations issued by the State of Michigan or its political subdivisions.

The Ohio Municipal Bond Fund, under normal circumstances, invests at least 80% of its assets in municipal bond securities issued by the State of Ohio, as well as counties, cities, towns, territories and public authorities in Ohio.

The Municipal Bond Fund, under normal circumstances, invests at least 80% of its assets in municipal bond obligations.

The Bond Fund, under normal circumstances, invests at least 80% of its assets in bonds.

The Intermediate Municipal Bond Fund, under normal circumstances, invests at least 80% of its assets in municipal bonds.

The Intermediate Bond Fund, under normal circumstances, invests at least 80% of its assets in bonds.

The Short Term Bond Fund, under normal circumstances, invests at least 80% of its assets in bonds.

The U.S. Government Bond Fund (formerly the Fifth Third U.S. Government Securities Fund), under normal circumstances, invests at least 80% of its assets in U.S. government bonds.


The Multi Cap Value Fund, under normal circumstances, invests at least 80% of its assets in equity securities of multi cap companies.

The Micro Cap Value Fund, under normal circumstances, invests at least 80% of its assets in equity securities of micro cap companies.

Money Market Funds

For purposes of this section, "Investment Limitations--Money Market Funds," the term "Funds" shall mean the Money Market Funds but not the Equity Funds, the Bond Funds or the Municipal Bond Funds.

     Fundamental Limitations

Except as provided below, each Fund has adopted the following fundamental investment limitations. As fundamental investment limitations, they cannot be changed with respect to a Fund without approval of the holders of a majority of that Fund's shares.

Selling Short and Buying on Margin.
-----------------------------------

None of the Funds will sell any securities short or purchase any securities on margin, but each may obtain such short-term credit as may be necessary for clearance of purchases and sales.

Issuing Senior Securities and Borrowing Money.
----------------------------------------------

None of the Funds will issue senior securities, except that a Fund may borrow money directly or through reverse repurchase agreements as a temporary measure for extraordinary or emergency purposes (except for the Government Money Market
Fund) or in an amount up to one-third of the value of its total assets, including the amount borrowed, in order to meet redemption requests without immediately selling portfolio instruments. Any direct borrowings need not be collateralized. None of the Funds considers the issuance of separate classes of shares to involve the issuance of "senior securities" within the meaning of this investment limitation.

Neither the Government Money Market Fund nor the Municipal Money Market Fund will purchase any securities while borrowings in excess of 5% of its total assets are outstanding. None of the Funds has any present intention to borrow money.

Pledging Securities or Assets.
------------------------------

The Prime Money Market Fund will not pledge securities. The Government Money Market Fund, Municipal Money Market Fund, U.S. Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, and Ohio Tax Exempt Money Market Fund will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may pledge assets having a market value not exceeding the lesser of the dollar amounts borrowed or 10% of the value of total assets at the time of the pledge.

Investing in Commodities, Commodity Contracts, or Real Estate.
--------------------------------------------------------------

The Prime Money Market Fund will not invest in commodities, commodity contracts, or real estate, except that it may purchase money market instruments issued by companies that invest in real estate or sponsor such interests. The Municipal Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, and Ohio Tax Exempt Money Market Fund will not purchase or sell commodities, commodity contracts, commodity futures contracts or real estate, including limited partnership interests, although the Municipal Money Market Fund may invest in the securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

Underwriting.
-------------

The Prime Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, and Michigan Municipal Money Market Fund will not engage in underwriting of securities issued by others.

Lending Cash or Securities.
---------------------------

The Funds will not lend any of their respective assets except portfolio securities up to one-third of the value of total assets (except that the U.S. Treasury Money Market Fund may not loan any of its assets). This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, publicly or non-publicly issued municipal bonds, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by a Fund's investment objectives, policies and limitations or the Trust's Declaration of Trust.

Acquiring Voting Securities.
----------------------------

The Prime Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, and Michigan Municipal Money Market Fund will not acquire the voting securities of any issuer for the purpose of exercising control or management.

The Municipal Money Market Fund will not acquire more than 10% of the outstanding voting securities of any one issuer. For purposes of this limitation, non-governmental users of facilities financed by industrial development or pollution control revenue bonds and banks issuing letters of credit or comparable guarantees supporting variable rate demand municipal securities are considered to be issuers.

Diversification of Investments.
-------------------------------

With respect to 75% of the value of its total assets, the Prime Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, and Michigan Municipal Money Market Fund will not purchase securities issued by any one issuer having a value of more than 5% of the value of its total assets except repurchase agreements and U.S. government obligations. The total amount of the remaining 25% of the value of the Prime Money Market Fund's total assets may be invested in a single issuer if the Advisor believes such a strategy to be prudent. The Prime Money Market Fund considers the type of bank obligations it purchases to be cash items.

With respect to 75% of the value of its total assets, the Municipal Money Market Fund will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. For purposes of this limitation, non-governmental users of facilities financed by industrial development or pollution control revenue bonds are considered to be issuers.

Concentration of Investments.
-----------------------------

Each of the Prime Money Market Fund, Institutional Government Money Market Fund, and Institutional Money Market Fund will not invest more than 25% of the value of its total assets in any one industry except commercial paper of finance companies. However, the Prime Money Market Fund reserves the right to invest more than 25% of its net assets in domestic bank instruments (such as time and demand deposits and certificates of deposit), U.S. government obligations or instruments secured by these money market instruments, such as repurchase agreements. The Prime Money Market Fund will not invest more than 25% of its net assets in instruments of foreign banks.

Each of the Municipal Money Market Fund, the Michigan Municipal Money Market Fund, and the Ohio Tax Exempt Money Market Fund will not purchase securities if, as a result of such purchase, 25% or more of the value of its total assets would be invested in any one industry; provided that, this limitation shall not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or variable rate demand municipal securities supported by letters of credit or guarantees.

Dealing in Puts and Calls.
--------------------------

The Government Money Market Fund, Prime Money Market Fund, Municipal Money Market Fund, Michigan Municipal Money Market Fund, Ohio Tax Exempt Money Market Fund, Institutional Government Money Market Fund, and Institutional Money Market Fund will not buy or sell puts, calls, straddles, spreads, or any combination of these.

Ohio Tax Exempt Money Market Fund
---------------------------------

The Fifth Third Ohio Tax Exempt Money Market Fund, under normal circumstances, invests at least 80% of its assets in Ohio municipal securities, the income from which is exempt from federal income tax and the personal income tax imposed by the State of Ohio and Ohio municipalities.

     Non-Fundamental Limitations


Except as provided below, each Fund has adopted the following non-fundamental investment limitations. As non-fundamental investment limitations, they may be changed by the Trustees without shareholder approval.

Investing in Securities of Other Investment Companies.
------------------------------------------------------

The Funds will limit investments in securities of other investment companies as required by the 1940 Act. Under the 1940 Act, investment company securities may be acquired as part of a merger, consolidation, reorganization, or acquisition of assets. Additionally, the 1940 Act permits a Fund to purchase securities of an investment company if, with respect to each such Fund, immediately after such purchase, the acquiring Fund does not own in the aggregate (i) more than 3% of the acquired company's outstanding voting securities, (ii) securities issued by the acquired company having an aggregate value in excess of 5% of the value of the total assets of the acquiring Fund, or (iii) securities issued by the acquired company and all other investment companies (other than Treasury stock of the acquiring Fund) having an aggregate value in excess of 10% of the value of the acquiring Fund's total assets.

Investing in Illiquid Securities.
---------------------------------

None of the Funds will invest more than 10% of the value of its net assets in illiquid securities, including, as applicable, repurchase agreements providing for settlement more than seven days after notice, over-the-counter options, certain restricted securities not determined by the Trustees to be liquid, and non-negotiable time deposits with maturities over seven days.

Additional Non-Fundamental Policies for the Funds Requiring Shareholder Notice
------------------------------------------------------------------------------

The following policies are non-fundamental but require a notice to shareholders at least 60 days prior to any change. For purposes of the following policies, the term "assets" means net assets, plus the amount of any borrowings for investment purposes.

The Government Money Market Fund, under normal circumstances, invests at least 80% of its assets in U.S. government securities.

The Michigan Municipal Money Market Fund, under normal circumstances, invests at least 80% of its total assets in municipal obligations issued by the State of Michigan and its localities.

The Municipal Money Market Fund, under normal circumstances, invests at least 80% of its assets in municipal securities.

The Institutional Government Money Market Fund, under normal circumstances, invests at least 80% of its assets in U.S. government securities.

   ADDITIONAL RISKS AND INFORMATION CONCERNING CERTAIN INVESTMENT TECHNIQUES

     Types of Investments

Bank Instruments.
-----------------

The Prime Money Market Fund, Municipal Money Market Fund, Bond Fund, Quality Growth Fund, Technology Fund, Mid Cap Fund, Balanced Fund, Equity Income Fund, Intermediate Bond Fund, Pinnacle Fund, Intermediate Municipal Bond Fund, Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, Worldwide Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, Ohio Tax Exempt Money Market Fund, International GDP Fund, Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may invest in the instruments of banks and savings and loans whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation, such as certificates of deposit, demand and time deposits, savings shares, and bankers' acceptances. However, these instruments are not necessarily guaranteed by those organizations.

In addition to domestic bank obligations such as certificates of deposit, demand and time deposits, and bankers' acceptances, the Prime Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, and Michigan Municipal Money Market Fund may invest in: (a) Eurodollar Certificates of Deposit issued by foreign branches of U.S. or foreign banks; (b) Eurodollar Time Deposits, which are U.S. dollar-denominated deposits in foreign branches of U.S. or foreign banks; and (c) Yankee Certificates of Deposit, which are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks and held in the United States.

Bear Funds
----------

The Worldwide Fund may invest in bear funds. Bear funds are designed to allow investors to speculate on anticipated decreases in the S&P 500 Index(R) or to hedge an existing portfolio of securities or mutual fund shares.

Due to the nature of bear funds, investors could experience substantial losses during sustained periods of rising equity prices. This is the opposite likely result expected of investing in a traditional equity mutual fund in a generally rising stock market. Bear funds employ certain investment techniques, including engaging in short sales and in certain transactions in stock index futures contracts, options on stock index futures contracts, and options on securities and stock indexes.

Under these techniques, bear funds will generally incur a loss if the price of the underlying security or index increases between the date of the employment of the technique and the date on which the fund terminates the position. These bear funds will generally realize a gain if the underlying security or index declines in price between those dates. The amount of any gain or loss on an investment technique may be affected by any premium or amounts in lieu of dividends or interest that the funds pay or receive as the result of the transaction.

Closed-End Investment Companies
-------------------------------

Funds in which the Strategic Income Fund and Worldwide Fund invest may invest in closed-end investment companies. Shares of closed-end investment companies will be acquired by investors in transactions not involving a public offering. These shares will be "restricted securities" and may be required to be held until the Fund's termination unless redeemed earlier. Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of without registration under applicable federal or state securities laws or pursuant to an exemption from registration (in which case the shareholder will at the option of the Fund be required to provide the Fund with a legal opinion, in form and substance satisfactory to the Fund, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the shares until shares are redeemed or the Fund is liquidated. No sale, transfer, assignment, pledge, or other disposition, whether voluntary or involuntary, of the shares may be made except by registration by the transfer agent on the Fund's books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and to execute such other instruments or certifications as are reasonably required by the Fund. A transfer of the shares owned by a shareholder will not relieve the shareholder of any unfulfilled subscription obligation. Consent of the Fund is required prior to the assumption of the transferee's Subscription Agreement by another party. The Fund may withhold consent to such an assumption at its absolute discretion.

Futures and Options Transactions.
---------------------------------

All of the Funds (subject to the exceptions noted below) and funds in which the Worldwide Fund invests may engage in futures and options transactions as described below to the extent consistent with their investment objectives and policies.

As a means of reducing fluctuations in the net asset value of shares of the Funds, the Funds may attempt to hedge all or a portion of their portfolios through the purchase of put options on portfolio securities and put options on financial futures contracts for portfolio securities. The Funds may attempt to hedge all or a portion of their portfolios by buying and selling financial futures contracts and writing call options on futures contracts. The Funds may also write covered call options on portfolio securities to attempt to increase current income.

The Funds will maintain their positions in securities, options, and segregated cash subject to puts and calls until the options are exercised, closed, or have expired. An option position may be closed out over-the-counter or on an exchange which provides a secondary market for options of the same series.

Futures Contracts.
------------------

The Funds (except the Money Market Funds (other than the Government Money Market
Fund), Multi Cap Value Fund, Micro Cap Value Fund, and Strategic Income Fund) and the funds in which the Worldwide Fund invests may enter into futures contracts. A futures contract is a firm commitment by the seller, who agrees to make delivery of the specific type of security called for in the contract ("going short"), and the buyer, who agrees to take delivery of the security ("going long") at a certain time in the future. However, a securities index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index was originally written. No physical delivery of the underlying securities in the index is made.

Financial futures contracts call for the delivery of particular debt instruments issued or guaranteed by the U.S. Treasury or by specified agencies or instrumentalities of the U.S. government at a certain time in the future.

The purpose of the acquisition or sale of a futures contract by a Fund is to protect it from fluctuations in the value of securities caused by unanticipated changes in interest rates or stock prices without necessarily buying or selling securities. For example, in the fixed income securities market, price moves inversely to interest rates. A rise in rates means a drop in price. Conversely, a drop in rates means a rise in price. In order to hedge its holdings of fixed income securities against a rise in market interest rates, a Fund could enter into contracts to "go short" to protect itself against the possibility that the prices of its fixed income securities may decline during the Fund's anticipated holding period. The Fund would "go long" to hedge against a decline in market interest rates. The International Equity Fund may also invest in securities index futures contracts when the Subadvisor believes such investment is more efficient, liquid or cost-effective than investing directly in the securities underlying the index.

Stock Index Options.
--------------------

The Funds (other than the Money Market Funds, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, Pinnacle Fund, Micro Cap Value Fund, Strategic Income Fund, Worldwide Fund, and Municipal Bond Fund) may purchase put options on stock indices listed on national securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index.

The effectiveness of purchasing stock index options will depend upon the extent to which price movements in the Funds' portfolios correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Funds will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Funds of options on stock indices will be subject to the ability of the Advisor (or the Subadvisor, as applicable) to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

Put Options on Financial Futures Contracts.
-------------------------------------------

The Funds (other than the Money Market Funds, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, Pinnacle Fund, Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, and Municipal Bond Fund) and the funds in which the Worldwide Fund invests may purchase listed put options on financial futures contracts (and the International Equity Fund may purchase such put options over-the-counter). The Funds would use these options only to protect portfolio securities against decreases in value resulting from market factors such as an anticipated increase in interest rates, or in the case of the International Equity Fund, when the Subadvisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms.

Unlike entering directly into a futures contract, which requires the purchaser to buy a financial instrument on a set date at a specified price, the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specified price. Generally, if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, a Fund will normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by a Fund upon the sale of the second option will be large enough to offset both the premium paid by a Fund for the original option plus the realized decrease in value of the hedged securities.

Alternatively, a Fund may exercise its put option to close out the position. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. A Fund would then deliver the futures contract in return for payment of the strike price. If a Fund neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and only the premium paid for the contract will be lost.

The International Equity Fund may write listed put options on financial futures contracts to hedge its portfolio or when the Subadvisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms. When the Fund writes a put option on a futures contract, it receives a premium for undertaking the obligation to assume a long futures position (buying a futures contract) at a fixed price at any time during the life of the option.

Call Options on Financial Futures Contracts.
--------------------------------------------

The Funds (other than the Money Market Funds, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, Pinnacle Fund, Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, and Municipal Bond Fund) and the funds in which the Worldwide Fund invests may write listed call options or over-the-counter call options on futures contracts, to hedge their portfolios against an increase in market interest rates, or in the case of International Equity Fund, when the Subadvisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms. When a Fund writes a call option on a futures contract, it is undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise and cause the price of futures to decrease, a Fund's obligation under a call option on a future (to sell a futures contract) costs less to fulfill, causing the value of a Fund's call option position to increase. In other words, as the underlying future's price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that a Fund keeps the premium received for the option. This premium can help substantially offset the drop in value of a Fund's portfolio securities.

Prior to the expiration of a call written by a Fund, or exercise of it by the buyer, a Fund may close out the option by buying an identical option. If the hedge is successful, the cost of the second option will be less than the premium received by a Fund for the initial option. The net premium income of a Fund will then substantially offset the realized decrease in value of the hedged securities.

The International Equity Fund may buy listed call options on financial futures contracts to hedge its portfolio. When the Fund purchases a call option on a futures contract, it is purchasing the right (not the obligation) to assume a long futures position (buy a futures contract) at a fixed price at any time during the life of the option.

Limitation on Open Futures Positions.
-------------------------------------

No Fund will maintain open positions in futures contracts it has sold or options it has written on futures contracts if, in the aggregate, the value of the open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the securities or securities index underlying the futures contract and the futures contracts. If a Fund exceeds this limitation at any time, it will take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation.

"Margin" in Futures Transactions.
---------------------------------

Unlike the purchase or sale of a security, the Funds do not pay or receive money upon the purchase or sale of a futures contract. Rather, the Funds are required to deposit an amount of "initial margin" in cash or U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that a futures contract's initial margin does not involve the borrowing by a Fund to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to a Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.

A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day a Fund pays or receives cash, called "variation margin", equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by a Fund but is instead settlement between a Fund and the broker of the amount one would owe the other if the futures contract expired. In computing its daily net asset value, a Fund will mark to market its open futures positions. The Funds are also required to deposit and maintain margin when they write call options on futures contracts.

Purchasing Put Options on Portfolio Securities.
-----------------------------------------------

The Funds (other than the Money Market Funds, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, Pinnacle Fund, Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, and Municipal Bond Fund) and the funds in which the Worldwide Fund invests may purchase put options on portfolio securities to protect against price movements in particular securities in their respective portfolios. A put option gives a Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

Writing Covered Call Options on Portfolio Securities.
-----------------------------------------------------

The Funds (other than the Money Market Funds, Ohio Municipal Fund, Intermediate Municipal Bond Fund, Pinnacle Fund, Multi Cap Value Fund, Micro Cap Value Fund, and Strategic Income Fund) and the funds in which the Worldwide Fund invests may also write covered call options to generate income. As the writer of a call option, a Fund has the obligation, upon exercise of the option during the option period, to deliver the underlying security upon payment of the exercise price. A Fund may sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or securities for which it has segregated cash in the amount of any additional consideration).

Over-the-Counter Options.
-------------------------

The Funds (other than the Money Market Funds, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, the Pinnacle Fund, Multi Cap Value Fund, Micro Cap Value Fund, and Strategic Income Fund) and the funds in which the Worldwide Fund invests may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by a Fund and not traded on an exchange.

Collateralized Mortgage Obligations ("CMOs").
---------------------------------------------

The U.S. Government Bond Fund, Bond Fund, Balanced Fund, Short Term Bond Fund, Intermediate Bond Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, Michigan Municipal Bond Fund, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, and the Municipal Bond Fund may invest in CMOs.

Privately issued CMOs generally represent an ownership interest in a pool of federal agency mortgage pass-through securities such as those issued by the Government National Mortgage Association. The terms and characteristics of the mortgage instruments may vary among pass-through mortgage loan pools.

The market for such CMOs has expanded considerably since its inception. The size of the primary issuance market and the active participation in the secondary market by securities dealers and other investors make government-related pools highly liquid.

Certain debt securities such as, but not limited to, mortgage-related securities, collateralized mortgage obligations (CMO's), asset backed securities and securitized loan receivables, as well as securities subject to prepayment of principal prior to the stated maturity date, are expected to be repaid prior to their stated maturity dates. As a result, the effective maturity of these securities is expected to be shorter than the stated maturity. For purposes of compliance with stated maturity policies and calculation of the Bond Fund's weighted average maturity, the effective maturity of such securities will be used.

Convertible Securities.
-----------------------

The Quality Growth Fund, Technology Fund, Mid Cap Fund, Balanced Fund, International Equity Fund, Pinnacle Fund, Equity Income Fund, Multi Cap Value Fund, Strategic Income Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund, Bond Fund, Intermediate Bond Fund, U.S. Government Bond Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, Municipal Bond Fund and the funds in which the Worldwide Fund invests may invest in convertible securities. Convertible securities include fixed-income securities that may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for a variety of investment strategies.

Each of these Funds will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock when, in the opinion of the Advisor, the Subadvisor or Heartland, as applicable, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objectives. Otherwise the Fund may hold or trade convertible securities.

In selecting convertible securities for a Fund, the Advisor, the Subadvisor or Heartland, as applicable, evaluates the investment characteristics of the convertible security as a fixed income instrument and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the Advisor, the Subadvisor or Heartland, as applicable, considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

Guaranteed Investment Contracts.
--------------------------------

The Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may make limited investments in guaranteed investment contracts ("GICs") issued by highly rated U.S. insurance companies. Under a GIC, the Fund gives cash to an insurance company which credits the Fund with the amount given plus interest based on a certain index, which interest is guaranteed to be not less than a certain minimum rate. A GIC is normally a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the insurance company's general assets. The Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund will only purchase GICs from insurance companies which, at the time of purchase, have total assets of $1 billion or more and meet quality and credit standards established by the Advisor pursuant to guidelines approved by the Board of Trustees. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. Therefore, GICs will normally be considered illiquid investments, and will be subject to a Fund's limitation on illiquid investments.

Warrants.
---------

The Quality Growth Fund, Technology Fund, Mid Cap Fund, Balanced Fund, International Equity Fund, Equity Income Fund, International GDP Fund, Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund and the funds in which the Worldwide Fund invests may invest in warrants except as limited above. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than a year to twenty years or may be perpetual. However, most warrants have expiration dates after which they are worthless. In addition, if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant, the warrant will expire as worthless. Warrants have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock.

Municipal Securities.
---------------------

The Ohio Municipal Bond Fund and Ohio Tax Exempt Money Market Fund may invest in Ohio municipal securities which have the characteristics set forth in their respective prospectus. The Intermediate Municipal Bond Fund and the Municipal Money Market Fund may invest in municipal securities of any state which have the characteristics set forth in the prospectus of that Fund. The Michigan Municipal Money Market Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may invest in municipal securities of any state which have the characteristics set forth in the prospectus of that Fund. Examples of municipal securities are (a) governmental lease certificates of participation issued by state or municipal authorities where payment is secured by installment payments for equipment, buildings, or other facilities being leased by the state or municipality; government lease certificates purchased by the Fund will not contain nonappropriation clauses; (b) municipal notes and tax-exempt commercial paper;
(c) serial bonds; (e) tax anticipation notes sold to finance working capital needs of municipalities in anticipation of receiving taxes at a later date; (f) bond anticipation notes sold in anticipation of the issuance of long-term bonds in the future; (g) pre-refunded municipal bonds whose timely payment of interest and principal is ensured by an escrow of U.S. government obligations; and (h) general obligation bonds.

Participation Interests.
------------------------

The Ohio Municipal Bond Fund, Ohio Tax Exempt Money Market Fund, Intermediate Municipal Bond Fund, Prime Money Market Fund, Government Money Market Fund, Municipal Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, International GDP Fund, Small Cap Growth Fund, Large Cap Growth Fund, Equity Index Fund, Large Cap Value Fund, Bond Fund, Intermediate Bond Fund, U.S. Government Bond Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may invest in participation interests. Participation interests include the underlying securities and any related guaranty, letter of credit, or collateralization arrangement which a Fund would be allowed to invest in directly. The financial institutions from which the Ohio Municipal Bond Fund, the Intermediate Municipal Bond Fund, and the

Municipal Money Market Fund may purchase participation interests frequently provide or secure from another financial institution irrevocable letters of credit or guarantees and give the Funds the right to demand payment of the principal amounts of the participation interests plus accrued interest on short notice (usually within seven days).

Stripped Obligations.
---------------------

The Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, U.S. Treasury Money Market Fund, Prime Money Market Fund, Government Money Market Fund, Municipal Money Market Fund, Bond Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Ohio Municipal Bond Fund, U.S. Government Bond Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may purchase U.S. Treasury Obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or other institution. These "stripped" U.S. Treasury obligations are offered under the Separate Trading of Registered Interest and Principal Securities ("STRIPS") program or Coupon Under Bank-Entry Safekeeping ("CUBES") program. These Funds may also purchase other stripped securities issued directly by agencies or instrumentalities of the U.S. government. STRIPS and CUBES represent either future interest or principal payments and are direct obligations of the U.S. Government that clear through the Federal Reserve System. These participations, which may be issued by the U.S. government (or a U.S. government agency or instrumentality) or by private issuers such as banks and other institutions, are issued at a discount to their face value, and may, with respect to the Bond Funds, include stripped mortgage-backed securities ("SMBS"). Stripped securities, particularly SMBS, may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. The Funds also may purchase U.S. dollar-denominated stripped securities that evidence ownership in the future interest payments or principal payments on obligations of foreign governments.

SMBS are usually structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class receives all of the principal. However, in some cases, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, a Fund may fail to fully recoup its initial investment. The market value of the class consisting entirely of principal payments can be extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a greater risk that the initial investment will not be fully recouped.

SMBS which are not issued by the U.S. government (or a U.S. government agency or instrumentality) are considered illiquid. SMBS issued by the U.S. government (or a U.S. government agency or instrumentality) may be considered liquid under guidelines established by the Trust's Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of a Fund's per share net asset value.

Within the past several years, the Treasury Department has facilitated transfers of ownership of stripped securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system and the STRIPS program. Under the STRIPS program, the Funds will be able to have their beneficial ownership of stripped securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

In addition, the Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may acquire other U.S. government obligations and their unmatured interest coupons that have been stripped by their holder. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. Government obligations for federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue. The staff of the Securities and Exchange Commission believes that participations in TIGRs, CATS and other similar trusts are not U.S. Government securities.

Although a "stripped" security may not pay interest to holders prior to maturity, federal income tax regulations require a Fund to recognize as interest income a portion of the security's discount each year. This income must then be distributed to shareholders along with other income earned by the Fund. To the extent that any shareholders in a Fund elect to receive their dividends in cash rather than reinvest such dividends in additional Fund shares, cash to make these distributions will have to be provided from the assets of the Fund or other sources such as proceeds of sales of Fund shares and/or sales of portfolio securities. In such cases, the Fund will not be able to purchase additional income producing securities with cash used to make such distributions and its current income may ultimately be reduced as a result.

Variable Rate Municipal Securities.
-----------------------------------

The Ohio Municipal Bond Fund, Ohio Tax Exempt Money Market Fund, Intermediate Municipal Bond Fund, Municipal Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, Short Term Bond Fund, Michigan Municipal Bond Fund, Balanced Fund, Bond Fund, Intermediate Bond Fund, U.S. Government Bond Fund, Prime Money Market Fund, Government Money Market Fund, U.S. Treasury Money Market Fund, and Municipal Bond Fund may invest in variable rate municipal securities. Variable interest rates generally reduce changes in the market value of municipal securities from their original purchase prices. Accordingly, as interest rates decrease or increase, the potential for capital appreciation or depreciation is less for variable rate municipal securities than for fixed income obligations. Many municipal securities with variable interest rates purchased by the Funds are subject to repayment of principal (usually within seven days) on the Funds' demand. The terms of these variable-rate demand instruments require payment of principal and accrued interest from the issuer of the municipal obligations, the issuer of the participation interests, or a guarantor of either issuer.

Loan Participation Notes.
-------------------------

The Institutional Money Market Fund, Institutional Government Money Market Fund, Michigan Municipal Bond Fund, Ohio Municipal Bond Fund, Municipal Bond Fund, Bond Fund, Intermediate Municipal Bond Fund, Intermediate Bond Fund, Short Term Bond Fund, U.S. Government Bond Fund, Prime Money Market Fund, Government Money Market Fund, Municipal Money Market Fund, and Michigan Municipal Money Market Fund may purchase loan participation notes. A loan participation note represents participation in a corporate loan of a commercial bank with a remaining maturity of one year or less. Such loans must be to corporations in whose obligations the Funds may invest. Any participation purchased by a Fund must be issued by a bank in the United States with total assets exceeding $1 billion. Because the issuing bank does not guarantee the participation in any way, the participation is subject to the credit risks generally associated with the underlying corporate borrower. In addition, because it may be necessary under the terms of the loan participation for a Fund to assert through the issuing bank such rights as may exist against the corporate borrower if the underlying corporate borrower fails to pay principal and interest when due, a Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation of such borrower. Moreover, under the terms of the loan participation a Fund may be regarded as a creditor of the issuing bank (rather than the underlying corporate borrower), so that the Fund may also be subject to the risk that the issuing bank may become insolvent. The secondary market, if any, for loan participations is extremely limited and any such participation purchased by a Fund may be regarded as illiquid.

Municipal Leases.
-----------------

The Ohio Municipal Bond Fund, Ohio Tax Exempt Money Market Fund, Intermediate Municipal Bond Fund, Municipal Money Market Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, Michigan Municipal Money Market Fund, Michigan Municipal Bond Fund, and the Municipal Bond Fund may purchase municipal securities in the form of participation interests which represent undivided proportional interests in lease payments by a governmental or non-profit entity. The lease payments and other rights under the lease provide for and secure the payments on the certificates. Lease obligations may be limited by municipal charter or the nature of the appropriation for the lease. In particular, lease obligations may be subject to periodic appropriation. If the entity does not appropriate funds for future lease payments, the entity cannot be compelled to make such payments. Furthermore, a lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they become due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In determining the liquidity of municipal lease securities, the Advisor, under the authority delegated by the Trustees, will base its determination on the following factors: (a) whether the lease can be terminated by the lessee; (b) the potential recovery, if any, from a sale of the leased property upon termination of the lease; (c) the lessee's general credit strength (e.g., its debt, administrative, economic and financial characteristics and, prospects);
(d) the likelihood that the lessee will discontinue appropriating funding for the leased property because the property is no longer deemed essential to its operations (e.g., the potential for an "event of nonappropriation"); and (e) any credit enhancement or legal recourse provided upon an event of nonappropriation or other termination of the lease.

Stand-by Commitments.
--------------------

The Michigan Municipal Bond Fund, Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, Municipal Bond Fund, Michigan Municipal Money Market Fund and Municipal Money Market Fund may enter into stand-by commitments with respect to municipal obligations held by them. Under a stand-by commitment, a dealer agrees to purchase at a Fund's option a specified municipal obligation at its amortized cost value to the Fund plus accrued interest, if any. Stand-by commitments may be exercisable by a Fund at any time before the maturity of the underlying municipal obligations and may be sold, transferred or assigned only with the instruments involved.

The Funds expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Funds may pay for a stand-by commitment either separately in cash or by paying a higher price for municipal obligations which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities).

The Funds intend to enter into stand-by commitments only with dealers, banks and broker-dealers which, in the Advisor's opinion, present minimal credit risks. The Funds will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. Stand-by commitments will be valued at zero in determining net asset value of a Fund. Accordingly, where a Fund pays directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment is held by the Fund and will be reflected in realized gain or loss when the commitment is exercised or expires.

Cash.
-----

From time to time, such as when suitable securities are not available, the Funds may retain a portion of their assets in cash. Any portion of a Fund's assets retained in cash will reduce the Fund's return and, in the case of bond funds and money market funds, the Fund's yield.

Foreign Currency Transactions.
------------------------------

The International Equity Fund, International GDP Fund, and the funds in which the Worldwide Fund invests may engage in foreign currency transactions.

Currency Risks.
---------------

The exchange rates between the U.S. dollar and foreign currencies are a function of such factors as supply and demand in the currency exchange markets, international balances of payments, governmental intervention, speculation and other economic and political conditions. Although the International Equity Fund and International GDP Fund value their assets daily in U.S. dollars, they might not convert their holdings of foreign currencies to U.S. dollars daily. The International Equity Fund and International GDP Fund may incur conversion costs when it converts its holdings to another currency. Foreign exchange dealers may realize a profit on the difference between the price at which the Fund buys and sells currencies.

The International Equity Fund, the International GDP Fund, and the funds in which the Worldwide Fund may invest will engage in foreign currency exchange transactions in connection with their portfolio investments. The
International

Equity Fund and International GDP Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies.

Forward Foreign Currency Exchange Contracts.
--------------------------------------------

The International Equity Fund, International GDP Fund, and the funds in which the Worldwide Fund may invest may enter into forward foreign currency exchange contracts in order to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency involved in an underlying transaction. However, forward foreign currency exchange contracts may limit potential gains which could result from a positive change in such currency relationships. Each of the Advisor and Subadvisor believes that it is important to have the flexibility to enter into forward foreign currency exchange contracts whenever it determines that it is in the Funds' best interest to do so. The International Equity Fund will not speculate in foreign currency exchange.

Neither the International Equity Fund nor the International GDP Fund will enter into forward foreign currency exchange contracts or maintain a net exposure in such contracts when it would be obligated to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency or, in the case of a "cross-hedge" denominated in a currency or currencies that the Advisor or Subadvisor, as applicable, believes will tend to be closely correlated with that currency with regard to price movements. Generally, the International Equity Fund and International GDP Fund will not enter into a forward foreign currency exchange contract with a term longer than one year.

Foreign Currency Options.
-------------------------

The International Equity Fund and International GDP Fund may engage in foreign currency options, and the funds in which the Worldwide Fund may invest may purchase funds that engage in foreign currency options. A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price on a specified date or during the option period. The owner of a call option has the right, but not the obligation, to buy the currency. Conversely, the owner of a put option has the right, but not the obligation, to sell the currency.

When the option is exercised, the seller (i.e., writer) of the option is obligated to fulfill the terms of the sold option. However, either the seller or the buyer may, in the secondary market, close its position during the option period at any time prior to expiration. A call option on foreign currency generally rises in value if the underlying currency appreciates in value, and a put option on foreign currency generally rises in value if the underlying currency depreciates in value. Although purchasing a foreign currency option can protect the International Equity Fund and International GDP Fund against an adverse movement in the value of a foreign currency, the option will not limit the movement in the value of such currency. For example, if the International Equity Fund or International GDP Fund were holding securities denominated in a foreign currency that was appreciating and had purchased a foreign currency put to hedge against a decline in the value of the currency, it would not have to exercise its put option. Likewise, if the International Equity Fund or International GDP Fund were to enter into a contract to purchase a security denominated in foreign currency and, in conjunction with that purchase, were to purchase a foreign currency call option to hedge against a rise in value of the currency, and if the value of the currency instead depreciated between the date of purchase and the settlement date, it would not have to exercise its call. Instead, it could acquire in the spot market the amount of foreign currency needed for settlement.

Special Risks Associated with Foreign Currency Options.
-------------------------------------------------------

Buyers and sellers of foreign currency options are subject to the same risks that apply to options generally. In addition, there are certain additional risks associated with foreign currency options. The markets in foreign currency options are relatively new, and the International Equity Fund's and International GDP Fund's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although the International Equity Fund and International GDP Fund will not purchase or write such options unless and until, in the opinion of the Advisor or Subadvisor, as applicable, the market for them has developed sufficiently to ensure that the risks in connection with such options are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. option markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets until they reopen.

Foreign Currency Futures Transactions.
--------------------------------------

By using foreign currency futures contracts and options on such contracts, the International Equity Fund, International GDP Fund and the funds in which the Worldwide Fund may invest may be able to achieve many of the same objectives as they would through the use of forward foreign currency exchange contracts. The International Equity Fund, International GDP Fund and the funds in which the Worldwide Fund invests may be able to achieve these objectives possibly more effectively and at a lower cost by using futures transactions instead of forward foreign currency exchange contracts.

Special Risks Associated with Foreign Currency Futures Contracts and Related
----------------------------------------------------------------------------
Options.
--------

Buyers and sellers of foreign currency futures contracts are subject to the same risks that apply to the use of futures generally. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on currencies, as described above.

Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. To reduce this risk, the International Equity Fund and International GDP Fund will not purchase or write options on foreign currency futures contracts unless and until, in the opinion of the Advisor or Subadvisor, as applicable, the market for such options has developed sufficiently that the risks in connection with such options are not greater than the risks in connection with transactions in the underlying foreign currency futures contracts. Compared to the purchase or sale of foreign currency futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the International Equity Fund and International GDP Fund because the maximum amount at risk is the premium paid for the option (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss, such as when there is no movement in the price of the underlying currency or futures contract.

U.S. Government Obligations.
----------------------------

The types of U.S. government obligations in which any of the Funds may invest include direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds, and obligations issued or guaranteed by U.S. government agencies or instrumentalities. These securities are backed by:

    .   the full faith and credit of the U.S. Treasury;

    .   the issuer's right to borrow from the U.S. Treasury; or

    . the discretionary authority of the U.S. government to purchase certain obligations of agencies or instrumentality issuing the obligations.

Variable Rate U.S. Government Securities.
-----------------------------------------

Some of the short-term U.S. government securities that the Money Market Funds may purchase carry variable interest rates. These securities have a rate of interest subject to adjustment at least annually. This adjusted interest rate is ordinarily tied to some objective standard, such as the 91-day U.S. Treasury bill rate. Variable interest rates will reduce the changes in the market value of such securities from their original purchase prices. Accordingly, the potential for capital appreciation or capital depreciation should not be greater than the potential for capital appreciation or capital depreciation of fixed interest rate U.S. government securities having maturities equal to the interest rate adjustment dates of the variable rate U.S. government securities.

When-Issued and Delayed Delivery Transactions.
----------------------------------------------

Each Fund (other than the Multi Cap Value Fund, Micro Cap Value Fund, Strategic Income Fund, and Worldwide Fund) may enter into when-issued and delayed delivery transactions. These transactions are made to secure what is considered to be an advantageous price or yield for a Fund. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of a Fund sufficient to make payment for the securities to be purchased are segregated on the Fund's records at the trade date. These assets are marked-to-market daily and are maintained until the transaction has been settled. The Funds do not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of their assets.

Repurchase Agreements.
----------------------

Each Fund may enter into repurchase agreements. A repurchase agreement is an agreement whereby a fund takes possession of securities from another party in exchange for cash and agrees to sell the security back to the party at a specified time and price. To the extent that the original seller does not repurchase the securities from a Fund, a Fund could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by a Fund might be delayed pending court action. The Funds will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Advisor, the Subadvisor or Heartland, as applicable, to be creditworthy pursuant to guidelines established by the Trustees.

Reverse Repurchase Agreements.
------------------------------

Except as provided above, the Funds may also enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement, a Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash and agrees that on a stipulated date in the future it will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable a Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that a Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

When effecting reverse repurchase agreements, liquid assets of a Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated on a Fund's records at the trade date. These securities are marked to market daily and maintained until the transaction is settled.

Lending of Portfolio Securities.
--------------------------------

Each Fund (other than the U.S. Treasury Money Market Fund) may lend portfolio securities. The collateral received when a Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of a Fund or the borrower. A Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. A Fund would not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

Restricted and Illiquid Securities.
-----------------------------------

Each Fund may invest in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Funds, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. The Funds believe that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Funds intend, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) securities, as determined by the Advisor, the Subadvisor or Heartland, as applicable, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange Commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under the Rule. The Fund believes that the SEC staff has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities: the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security and the number of other potential buyers; dealer undertakings to make a market in the security; and the nature of the security and the nature of the marketplace trades.

Temporary and Defensive Investments.
------------------------------------

Each Fund (other than the Money Market Funds) may hold up to 100% of its assets in cash or short-term debt securities for temporary defensive purposes. Each of the Short Term Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may shorten their dollar-weighted average maturity below its normal range if such action is deemed appropriate by the Advisor. The Michigan Municipal Bond Fund may invest in municipal bonds the income on which is exempt from federal income tax but not exempt from Michigan personal income taxes. The Michigan Municipal Money Market Fund may invest in short-term taxable money market obligations. The Money Market Funds may hold up to 100% of their assets in cash. A Fund will adopt a temporary defensive position when, in the opinion of the Advisor, the Subadvisor or Heartland, as applicable, such a position is more likely to provide protection against adverse market conditions than adherence to the Fund's other investment policies. The types of short-term instruments in which the Funds may invest for such purposes include short-term money market securities, such as repurchase agreements, and securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, certificates of deposit, time deposits and bankers' acceptances of certain qualified financial institutions and corporate commercial paper, which at the time of purchase are rated at least within the "A" major rating category by Standard & Poor's ("S&P") or the "Prime" major rating category by Moody's Investors Service, Inc. ("Moody's"), or, if not rated, issued by companies having an outstanding long-term unsecured debt issue rated at least within the "A" category by S&P or Moody's.

   Portfolio Turnover

The Funds will not attempt to set or meet portfolio turnover rates since any turnover would be incidental to transactions undertaken in an attempt to achieve the Funds' investment objectives. The following is a list of the portfolio turnover rates for the Funds except the Money Market Funds and Funds in existence for less than one year:

                                       Fiscal year ended    Fiscal year ended    Fiscal year ended
--------------------------------------------------------------------------------------------------
                                         July 31, 2001        July 31, 2000        July 31, 1999
                                         -------------        -------------        -------------
--------------------------------------------------------------------------------------------------
Government Bond Fund                           77%                  46%                 93%
--------------------------------------------------------------------------------------------------
Bond Fund                                     131%(***)            135%(**)             90%(**)
--------------------------------------------------------------------------------------------------
Ohio Municipal Bond Fund                       26%                  26%                 47%
--------------------------------------------------------------------------------------------------
Quality Growth Fund                            20%                  21%                 34%
--------------------------------------------------------------------------------------------------
Mid Cap Fund                                   26%                  42%                 49%
--------------------------------------------------------------------------------------------------
Balanced Fund                                  77%                 122%                128%
--------------------------------------------------------------------------------------------------
International Equity Fund                      42%                  86%                 42%
--------------------------------------------------------------------------------------------------
Equity Income Fund                             19%                  37%                 69%
--------------------------------------------------------------------------------------------------
Intermediate Bond Fund                        141%(***)            168%(**)             84%(**)
--------------------------------------------------------------------------------------------------
Intermediate Municipal Bond Fund               36%(***)             59%(**)             63%(**)
--------------------------------------------------------------------------------------------------
Pinnacle Fund                                 139%                  53%                 51%
--------------------------------------------------------------------------------------------------
Technology Fund                                50%                11%(*)               ---
--------------------------------------------------------------------------------------------------
Multi Cap Value Fund                           N/A               121%(**)               78%(**)
--------------------------------------------------------------------------------------------------
Micro Cap Value Fund                           N/A               116%(**)               96%(**)
--------------------------------------------------------------------------------------------------
Strategic Income Fund                          N/A                48%(**)               51%(**)
--------------------------------------------------------------------------------------------------
Worldwide Fund                                 N/A              1204%(**)             1172%(**)
--------------------------------------------------------------------------------------------------
International GDP Fund                         22%(***)             7%(**)               8%(**)
--------------------------------------------------------------------------------------------------
Small Cap Growth Fund                          13%(***)            28%(**)              19%(**)
--------------------------------------------------------------------------------------------------
Large Cap Growth Fund                           8%(***)             5%(**)              ----
--------------------------------------------------------------------------------------------------
Equity Index Fund                               4%(***)             9%(**)               9%(**)
--------------------------------------------------------------------------------------------------
Large Cap Value Fund                            5%(***)            14%(**)               9%(**)
--------------------------------------------------------------------------------------------------
Short Term Bond Fund                           56%(***)            73%(**)              60%(**)
--------------------------------------------------------------------------------------------------
Michigan Municipal Bond Fund                   19%(***)            36%(**)              14%(**)
--------------------------------------------------------------------------------------------------
Municipal Bond Fund                            89%(***)           119%(**)             109%(**)
--------------------------------------------------------------------------------------------------

 *     Reflects the period from June 5, 2000 through July 31, 2000.
 **    For the fiscal year ended December 31/st/.
 *** Reflects the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31.

   Investment Risks (Michigan Municipal Money Market Fund and Michigan Municipal Bond Fund)

   The State of Michigan's economy is principally dependent on manufacturing (particularly automobiles, office equipment and other durable goods), tourism and agriculture and historically has been highly cyclical. However it has been undergoing certain basic changes in its underlying structure and these changes continued in 2001. These changes reflect a diversifying economy which is somewhat less reliant on the automobile industry.

    Total wage and salary employment is estimated to have grown by 0.9% in 2000. The rate of unemployment is estimated to have been 3.4% in 2000, below the national average for the seventh consecutive year. Personal income grew at an estimated 6.1% annual rate in 2000.

    During the past six years ending with the year 2000, improvements in the Michigan economy have resulted in increased revenue collections which, together with restraints on the expenditure side of the budget, have resulted in State General Fund budget surpluses, a substantial part of which were transferred to the State's counter-cyclical Budget and Economic Stabilization Fund. The balance of that Fund as of September 30, 2000 is estimated to have been in excess of $1.2 billion. These favorable trends did not continue in 2001, as the Michigan economy felt the effects of the downturn in the national economy. In July, 2001 the Legislature began making adjustments in State expenditures and projected revenues which almost certainly will include withdrawals from the Budget and Economic Stabilization Fund.

   Among the budget uncertainties facing the State during the next several years are whether the recently-enacted school finance reform package will provide adequate revenues to fund Kindergarten through Twelfth Grade education in the future, whether international monetary or financial crises will adversely affect Michigan's economy, particularly automobile production, and the uncertainties presented by proposed changes in Federal aid policies for state and local governments.

    The State Constitution provides that proposed expenditures and revenues of any State operating fund must be in balance and that any prior year's surplus or deficit must be included in the succeeding year's budget for that fund.

    The State Constitution limits the amount of total State revenues that can be raised from taxes and certain other sources. State revenues (excluding federal aid and revenues for payment of principal and interest on general obligation bonds) in any fiscal year are limited to a fixed percentage of State personal income in the prior calendar year or average of the prior three calendar years, whichever is greater, and this fixed percentage equals the percentage of the 1978-79 fiscal year state government revenues to total calendar 1977 State personal income (which was 9.49%).

    If in any fiscal year revenues exceed the revenue limitation by 1% or more, the entire amount of such excess must be rebated in the following fiscal year's personal income tax or single business tax. Any excess of less than 1% may be transferred to the State's Budget and Economic Stabilization Fund, a cash reserve intended to mitigate the adverse effects on the State budget of downturns in the business cycle. The State may raise taxes in excess of the limit for emergencies when deemed necessary by the Governor and two-thirds of the members of each house of the Legislature.

    The State Constitution also provides that the proportion of State spending paid to all units of local government to total State spending may not be reduced below the proportion in effect in the 1978-79 fiscal year.

    The State Constitution also requires the State to finance any new or expanded activity of local governments mandated by State law. Any expenditures required by this provision would be counted as State spending for local units of government for the purpose of determining compliance with the provision cited above.

    The State Constitution limits State general obligation debt to (i) short-term debt for State operating purposes, (ii) short-and long-term debt for the purpose of making loans to school districts, and (iii) long-term debt for voter-approved purposes.

    Short-term debt for operating purposes is limited to an amount not in excess of 15% of undedicated revenues received during the preceding fiscal year and must be issued only to meet obligations incurred pursuant to appropriation and repaid during the fiscal year in which incurred. Such debt does not require voter approval.

    The amount of debt incurred by the State for the purpose of making loans to school districts is recommended by the State Treasurer, who certifies the amounts necessary for loans to school districts for the ensuing two calendar years. The bonds may be issued in whatever amount required without voter approval. All other general obligation bonds issued by the State must be approved as to amount, purpose and method of repayment by a two-thirds vote of each house of the Legislature and by a majority vote of the public at a general election. There is no limitation as to number or size of such general obligation issues.

    There are also various State authorities and special purpose agencies created by the State which issue bonds secured by specific revenues. Such debt is not a general obligation of the State.

    The State has issued and outstanding general obligation full faith and credit bonds for Water Resources, Environmental Protection Program, Recreation Program and School Loan purposes. As of September 30, 2000, the State had approximately $900 million of general obligation bonds outstanding.

    The State may issue notes or bonds without voter approval for the purposes of making loans to school districts. The proceeds of such notes or bonds are deposited in the School Bond Loan Fund maintained by the State Treasurer and used to make loans to school districts for payment of debt on qualified general obligation bonds issued by local school districts.

    As of July, 2001, the ratings on State of Michigan general obligation bonds are "Aaa" by Moody's and "AAA" by S&P. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Because all or most of the Michigan Municipal Obligations are revenue or general obligations of local governments or authorities, rather than general obligations of the State of Michigan itself, ratings on such Michigan Municipal Obligations may be different from those given to the State of Michigan.

    The State is a party to various legal proceedings seeking damages or injunctive or other relief. In addition to routine litigation, certain of these proceedings could, if unfavorably resolved from the point of view of the State, substantially affect State programs or finances. These lawsuits involved programs generally in the areas of corrections, tax collection, commerce, and proceedings involving other budgetary reductions to school districts and governmental units, and court funding. The ultimate disposition of these proceedings was not determinable as of mid 2001.

    The State Constitution limits the extent to which municipalities or political subdivisions may levy taxes upon real and personal property through a process that regulates assessments.

    On March 15, 1994, Michigan voters approved a property tax and school finance reform measure known as Proposal A. Under Proposal A, as approved, effective May 1, 1994, the State sales and use tax increased from 4% to 6%, the State income tax decreased from 4.6% to 4.3% in 2000 and 4.2% in 2001, the cigarette tax increased from $.25 to $.75 per pack and an additional tax of 16% of the wholesale price began to be imposed on certain other tobacco products. A ..75% real estate transfer tax became effective January 1, 1995. Beginning in 1994, a state property tax of 6 mills began to be imposed on all real and personal property currently subject to the general property tax. All local school boards are authorized, with voter approval, to levy up to the lesser of 18 mills or the number of mills levied in 1993 for school operating purposes on non-homestead property and nonqualified agricultural property. Proposal A contains additional provisions regarding the ability of local school districts to levy taxes, as well as a limit on assessment increases for each parcel of property, beginning in 1995. Such increases for each parcel of property are limited to the lesser of 5% or the rate of inflation. When property is subsequently sold, its assessed value will revert to the current assessment level of 50% of true cash value. Under Proposal A, much of the additional revenue generated by the new taxes will be dedicated to the State School Aid Fund.

    Proposal A shifted significant portions of the cost of local school operations from local school districts to the State and raised additional State revenues to fund these additional State expenses. These additional revenues will be included within the State's constitutional revenue limitations and may impact the State's ability to raise additional revenues in the future.

   Investment Risks (Ohio Municipal Bond Fund and Ohio Tax Exempt Money Market
   Fund)

The State of Ohio's economy is a leading industrial state and exporter of manufactured goods. During the past two decades, both the number and percentage of manufacturing jobs, particularly in durable goods, has been declining. Job growth in the state has been primarily in business services and distribution sectors. The state is largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. Because the State of Ohio and certain municipalities have large exposure to these industries, trends in these industries, over the , may impact the demographic and financial position of the State of Ohio and its municipalities. To the degree that domestic manufacturers in industries to which Ohio municipalities have exposure fail to make competitive adjustments, employment statistics and disposable income of residents in Ohio may deteriorate, possibly leading to population declines and erosion of municipality tax bases.

Both the economic trends above and the political climate in various municipalities may have contributed to the decisions of various businesses and individuals to relocate outside the state. A municipality's political climate in particular may affect its own credit standing. For both the State of Ohio and underlying Ohio municipalities, adjustment of credit ratings by the ratings agencies may affect the ability to issue securities and thereby affect the supply of obligations meeting the quality standards for investment by the Fund.

Ohio ended fiscal year 2001 with a General Revenue Fund balance of $219,414,000. Ohio has also maintained a "rainy day" fund, the Budge Stabilization Fund, which had a balance of approximately $1 billion as of the end of fiscal year 2001. Litigation, similar to that in other states, has been pending in Ohio courts since 1991 questioning the constitutionality of Ohio's system of school funding and compliance with the constitutional requirement that the state provide a "thorough and efficient system of common schools." In May 2000, the Ohio Supreme Court, in a 4-3 decision, concluded, as it had in 1997, that the state failed to fully comply with that requirement. On June 20, 2001, the Ohio Supreme Court heard oral arguments regarding the system of school funding. This poses significant but manageable challenges and should not threaten the overall fiscal stability of Ohio.

Ohio has established procedures for municipal emergencies under which joint state/local commissions are established to monitor the fiscal affairs of financially troubled municipality. The original municipal fiscal emergency law was enacted in 1979 as a response to a financial crisis in the city of Cleveland. Since that time, financial planning and supervision commissions have aided 28 Ohio municipalities declared in fiscal emergency. As of December, 2000, only six remain under stewardship. Under this law, a municipality is required to develop a financial plan to eliminate deficits and cure any defaults. In 1996, fiscal emergency protection was extended to counties and townships.

The foregoing discussion only highlights some of the significant financial trends and problems affecting the State of Ohio and underlying municipalities.

   Special Restriction on Fifth Third Government Money Market Fund

   The Fund will invest at least 65% of total assets in short-term obligations issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities.

   Special Restriction on Fifth Third U.S. Treasury Money Market Fund

   The Fund will invest at least 65% of total assets in short-term obligations issued by the U.S. Treasury.


                         FIFTH THIRD FUNDS MANAGEMENT

     Officers and Trustees

Officers and Trustees of the Trust are listed with their addresses, principal occupations, and present positions. The Board of Trustees of the Fifth Third Funds has overall responsibility for the Funds. There are currently five Trustees, one of whom is an "interested person" of the Funds, as that term is defined the 1940 Act.

Albert E. Harris, 5905 Graves Road, Cincinnati, Ohio 45243. Birthdate: July 2, 1932. Chairman of the Board of Trustees of the Trust, Director of The Scotts Company, formerly Chairman of the Board, EDB Holdings, Inc. (retired July,
1993).

Edward Burke Carey*, 394 East Town Street, Columbus, Ohio 43215. Birthdate: July 2, 1945. Member of the Board of Trustees, President of Carey Realty Investments, Inc.

J. Joseph Hale, Jr., 139 E. Fourth Street, 2900 AT, Cincinnati, Ohio 45202.
Birthdate: September 11, 1949. Member of the Board of Trustees, President of The Cincinnati Gas & Electric Co., The Union Light Heat & Power Co., Vice-President, Corporate Communications Cinergy Corp, and President of Cinergy Foundation, Inc. (formerly PSI Foundation).

David J. Durham, 3212 Church Street, Cincinnati, Ohio 45244. Birthdate: May 10, 1945. Member of the Board of Trustees, President and Chief Executive Officer of Clipper Products, Inc., a wholesale distributor, 1997-present. Independent Contractor, 1995-1997.

John E. Jaymont, 897 Fenchurch Court, Cincinnati, Ohio 45230. Birthdate:
December 5, 1944. Member of the Board of Trustees, self-employed in real estate management and as a small business consultant, April 2000-present. President, Metroweb Corp. (publications printing), 1977-2000.

Jeffrey C. Cusick, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate: May 19, 1959. President of the Trust, and formerly the Vice President, Secretary and Treasurer of the Trust, employee of BISYS Fund Services, Inc.; from September 1993 to July 1995, Assistant Vice President, Federated Administrative Services.

Rodney L. Ruehle, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate: April 26, 1968. Vice President and Secretary of the Trust, and employee of BISYS Fund Services Limited Partnership.

Adam S. Ness, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Treasurer of the Trust, and employee of BISYS Fund Services Limited Partnership.

Warren Leslie, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Assistant Secretary and Assistant Treasurer of the Trust, and employee of BISYS Fund Services Limited Partnership.

  *Considered to be an "interested person" of the Funds as defined in the 1940 Act.

   Trust Ownership

  As of October 17, 2001, the Officers and Trustees owned less than 1% of any class of any Fund.

The following table indicates the ownership of record of the shareholders who, to the best knowledge of the Trust, were the owners of 5% or more of the outstanding shares of a Fund, as of October 17, 2001:




                                              Record            Beneficial
------------------------------------  ---------------------- ----------------
              Government Money Market Fund--Institutional Shares
Fifth Third Bank Trust Dept                   93.92%              93.92%
Fifth Third Mutual Funds Dept
PO Box 630074
Cincinnati, OH 45263

               Government Money Market Fund--Investment A Shares

Fiserv Investor Securities Inc.               91.48%              91.48%
Attn: Cash Sweeps Department
2005 Market St. 14 Floor
Philadelphia, PA 19103

                 Prime Money Market Fund--Institutional Shares

Fifth Third Bank Trust Dept                   90.50%              90.50%
Fifth Third Mutual Funds Dept
PO Box 630074
Cincinnati, OH 45263

                  Prime Money Market Fund--Investment A Shares

Fiserv Investor Securities Inc.                 100.00%         100.00%
Attn Cash Sweeps Department
2005 Market St 14 Floor
Philadelphia, PA 19103

                  Prime Money Market Fund--Investment B Shares

Fiserv Securities Inc                             6.73%         6.73%
FOA 16185718
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserv Securities Inc                             8.31%         8.31%
FOA 16049047
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserv Securities Inc                             6.14%         6.14%
FOA 16189033
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserv Securities Inc                             6.00%         6.00%
FOA 16623271
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserv Securities Inc                             6.42%         6.42%
FOA 31039552
2005 Market Street Suite 1200
Philadelphia, PA 19103

               Municipal Money Market Fund--Institutional Shares

Fifth Third Bank                                 91.04%        90.13%
Trust and Investment
Services C
38 Fountain Square PLZ
Cincinnati, OH 45263

               Municipal Money Market Fund--Investment A Shares
                                                 94.72%        94.72%
Fiserv Investor Securities Inc
Attn Cash Sweeps Department
2005 Market St 14 Floor
Philadelphia, PA 19103

             U.S. Treasury Money Market Fund--Institutional Shares


Fifth Third Bank Trust Dept.                  89.24%               89.24%
Fifth Third Mutual Funds Dept.
PO Box 630074
Cincinnati, OH 45263

                   Quality Growth Fund--Institutional Shares


Fifth Third Bank                             50.05%               46.55%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                             19.86%               17.68%
Trust and Investment Services R
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                             29.95%               20.37%
Expediter
38 Fountain Square Plz
Cincinnati, OH 45263

                    Quality Growth Fund--Investment A Shares


Fiserv Securities Inc.                       72.10%               72.10%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

                    Equity Income Fund--Institutional Shares

Fifth Third Bank                              88.96%               88.06%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                               6.18%                2.96%
Expediter
38 Fountain Square Plz
Cincinnati, OH 45263

                    Equity Income Fund--Investment A Shares

Fiserv Securities Inc.                        98.04%               98.04%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

                    Equity Income Fund--Investment C Shares

Fiserv Securities Inc.                        11.86%               11.86%
2005 Market St.
Philadelphia, PA 19103

                      Pinnacle Fund--Institutional Shares

Fifth Third Bank                                 8.68%             5.30%
Trust and Investment Services R
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                                20.29%            18.26%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                                30.40%            18.55%
Expediter
38 Fountain Square Plz
Cincinnati, OH 45263

                       Pinnacle Fund--Investment A Shares

Fiserv Securities Inc.                          97.81%            97.81%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

                       Pinnacle Fund--Investment B Shares

Fiserv Securities Inc.                          38.97%            38.97%
FAO 31534000
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserv Securities Inc.                           9.81%             9.81%
FAO 16643603
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserv Securities Inc.                           9.97%             9.97%
FAO 44416970
2005 Market Street Suite 1200
Philadelphia, PA 19103

                      Balanced Fund--Institutional Shares

Fifth Third Bank                                12.16%            10.20%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                                19.62%            15.50%
Trust and Investment Services R
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                                68.12%            53.13%
Expediter
38 Fountain Square Plz
Cincinnati, OH 45263

                       Balanced Fund--Investment A Shares

Fiserv Securities Inc.                          95.49%            95.49%
Trade House Account Non Club 53
2995 Market St.
Philadelphia, PA 19103

                       Balanced Fund--Investment C Shares

Fiserv Securities Inc.                           5.32%             5.32%
FAO 44132877
2005 Market St. Suite 1200
Philadelphia, PA 19103

                       Mid Cap Fund--Institutional Shares

Fifth Third Bank                             49.54%                48.55%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                             20.61%                17.52%
Trust and Investment Services R
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                             29.82%                22.07%
Expediter
38 Fountain Square Plz
Cincinnati, OH 45263

                       Mid Cap Fund--Investment A Shares
Fiserv Securities Inc.                       93.52%                93.52%
Trade House Account Non Club 53
2005 Market St
Philadelphia, PA 19103

                       Mid Cap Fund--Investment C Shares
Fiserv Securities Inc.                        5.94%                 5.94%
2005 Market St
Philadelphia, PA 19103

                International Equity Fund--Institutional Shares

Fifth Third Bank & Investment Services       63.05%                62.43%
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank & Investment Services       25.62%                24.85%
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank & Investment Services       10.27%                 7.19%
38 Fountain Square Plz
Cincinnati, OH 45263

                 International Equity Fund--Investment A Shares

Fiserve Securities                             98.86%             98.86%
Trade House Account
2005 Market St.
Philadelphia, PA 19103

                 International Equity Fund--Investment B Shares

Fiserv Securities, Inc.                         5.22%              5.22%
FAO 16900094
2005 Market Street, Suite 1200
Philadelphia, PA 19103
Fiserv Securities, Inc.                         8.32%              8.32%
FAO 45688479
2005 Market Street, Suite 1200
Philadelphia, PA 19103
Fiserv Securities, Inc.                         7.25%              7.25%
FAO 16105825
2005 Market Street, Suite 1200
Philadelphia, PA 19103

                 International Equity Fund--Investment C Shares

Fiserve Securities                       8.73%           8.73%
FAO 45218426
2005 Market St.
Philadelphia, PA 19103
LPL Financial Services                  10.91%          10.91%
A C 4091-7318
9785 Towne Centre Drive
San Diego, CA 92121
Fiserve Securities Inc                   9.41%           9.41%
FAO 16543123
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserve Securities Inc                  5.97%           5.97%
FAO 44318470
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserve Securities Inc                   5.42%           5.42%
FAO 16914859
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserve Securities Inc                   8.04%           8.04%
FAO 16432870
2005 Market Street Suite 1200
Philadelphia, PA 19103

                     Technology Fund--Institutional Shares

Fifth Third Bank                         9.12%           9.12%
Expediter
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank Trust                  29.79%          29.49%
38 Fountain Sq 1090 F2
Cincinnati, OH 45263
Fifth Third Bank Trust                  60.91%          60.91%
38 Fountain Sq 1090 F2
Cincinnati, OH 45263

                      Technology Fund--Investment A Shares

Fiserv Securities Inc                   97.40%          97.40%
Trade House Account Non Club 53
2005 Market St
Philadelphia, PA 19103

                      Technology Fund--Investment C Shares

Fiserve Securities Inc                   5.49%           5.49%
FAO 45959809
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserve Securities Inc                   7.40%           7.40%
FAO 16585486
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserve Securities Inc                   9.78%           9.78%
FAO 16516469
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserve Securities Inc                   5.21%           5.21%
FAO 45913171
2005 Market Street Suite 1200
Philadelphia, PA 19103
Fiserve Securities Inc                   6.08%           6.08%
FAO 45896746
2005 Market Street Suite 1200
Philadelphia, PA 19103


                 Intermediate Bond Fund--Institutional Shares

Fifth Third Bank                        95.82%          95.82%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263

                  Intermediate Bond Fund--Investment A Shares

Fiserv Securities Inc                           50.45%             50.45%
Trade House Account Non Club 53
2005 Market St
Philadelphia, PA 19103

                  Intermediate Bond Fund--Investment C Shares

ROBERT W BAIRD CO INC                           26.85%             26.85%
A C 3781-3178
777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202

FISERV SECURITIES                               12.71%             12.71%
FAO 16102209
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

FISERV SECURITIES                                9.73%              9.73%
FAO 16412527
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

FISERV SECURITIES                                5.86%              5.86%
FAO 16479495
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

FISERV SECURITIES                               13.28%             13.28%
FAO 44816143
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

                        Bond Fund--Institutional Shares

Fifth Third Bank                                54.71%             51.97%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                                33.90%             25.77%
Trust and Investment Services R
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                                10.69%              7.59%
Expeditor
38 Fountain Square Plz
Cincinnati, OH 45263

                        Bond Fund--Investment A Shares

Fiserv Securities Inc                           99.40%             99.40%
Trade House Account Non Club 53
2005 Market St
Philadelphia, PA 19103

                        Bond Fund--Investment C Shares

FISERV SECURITIES INC.                        8.17%                  8.17%
FAO 16978907
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

FISERV SECURITIES INC.                        8.86%                  8.86%
FAO 16085605
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

FISERV SECURITIES INC.                       10.43%                 10.43%
FAO 16610674
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

FISERV SECURITIES INC.                        7.15%                  7.15%
FAO 16576910
2005 MARKET STREET SUITE 1200
PHILADELPHIA, PA 19103

                U.S. Government Bond Fund--Institutional Shares

Fifth Third Bank                             45.64%                 44.73%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                             33.33%                 30.66%
Trust and Investment Services R
38 Fountain Square Plz
Cincinnati, OH 45263
Fifth Third Bank                             20.86%                 14.60%
Expediter
38 Fountain Square Plz
Cincinnati, OH 45263

                U.S. Government Bond Fund--Investment A Shares

Fiserv Securities Inc                        98.63%                 98.63%
Trade House Account Non Club 53
2005 Market St
Philadelphia Pa, 19103

                U.S. Government Bond Fund--Investment C Shares

Fiserv Securities Inc                      7.10%                  7.10%
FAO 45931472
2005 Market Street Suite 1200
Philadelphia, PA 19103

Fiserv Securities Inc                      6.73%                  6.73%
FAO 16220566
2005 Market Street Suite 1200
Philadelphia, PA 19103

Fiserv Securities Inc                      5.49%                  5.49%
FAO 16792136
2005 Market Street Suite 1200
Philadelphia, PA 19103

Fiserv Securities Inc                      5.12%                  5.12%
FAO 44663102
2005 Market Street Suite 1200
Philadelphia, PA 19103

Fiserv Securities Inc                      5.14%                  5.14%
FAO 44657894
2005 Market Street Suite 1200
Philadelphia, PA 19103

Fiserv Securities Inc                      5.20%                  5.20%
FAO 45923556
2005 Market Street Suite 1200
Philadelphia, PA 19103

Fiserv Securities Inc                      6.13%                  6.13%
FAO 44228361
2005 Market Street Suite 1200
Philadelphia, PA 19103

            Intermediate Municipal Bond Fund--Institutional Shares
Fifth Third Bank                          99.34%                 98.35%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263

             Intermediate Municipal Bond Fund--Investment A Shares
Fiserv Securities Inc                     94.17%                 94.17%
Trade House Account Non Club 53
2005 Market St
Philadelphia, Pa 19103

             Intermediate Municipal Bond Fund--Investment C Shares
Fiserv Securities Inc                     37.02%                 37.02%
FAO 44345874
2005 Market St Suite 1200
Philadelphia, Pa 19103

Fiserv Securities Inc                      5.12%                  5.12%
FAO 44477237
2005 Market Street Suite 1200
Philadelphia, Pa 19103

Fiserv Securities Inc.                    47.28%                 47.28%
FAO 44477505
2005 Market Street Suite 1200
Philadelphia, PA 19103

Fiserv Securities Inc.                     7.79%                  7.79%
FAO 31385972
2005 Market Street Suite 1200
Philadelphia, PA 19103

                Ohio Municipal Bond Fund--Institutional Shares
Fifth Third Bank                          98.94%                 95.97%
Trust and Investment Services C
38 Fountain Square Plz
Cincinnati, OH 45263

                 Ohio Municipal Bond Fund--Investment A Shares
Fiserv Securities Inc                     99.67%                 99.67%
Trade House Account Non Club 53
2005 Market St
Philadelphia, Pa 19103

                 Ohio Munucipal Bond Fund--Investment B Shares

Name and Address of Beneficial Owner  Number of Shares Owned Percent of Class
------------------------------------  ---------------------- ----------------
Fiserv Securities Inc                       6.55%                6.55%
FAO 45362334
2005 Market Street Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       6.53%                6.53%
FAO 44380075
2005 Market Street Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       6.63%                6.63%
FAO 44388528
2005 Market Street Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       6.26%                6.26%
FAO 44374437
2005 Market Street Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       6.48%                6.48%
FAO 44662857
2005 Market Street Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       6.45%                6.45%
FAO 44842415
2005 Market Street Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       6.41%                6.41%
FAO 44659510
2005 Market Street Suite 1200
Philadelphia, Pa 19103

                 Ohio Municipal Bond Fund--Investment C Shares
Fiserv Securities Inc                       7.84%                7.84%
FAO 16167620
2005 Market St Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       6.41%                6.41%
FAO 44278030
2005 Market St Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       7.96%                7.96%
FAO 44345874
2005 Market St Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       5.28%                5.28%
FAO 16568905
2005 Market St Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                       9.60%                9.60%
FAO 44474333
2005 Market St Suite 1200
Philadelphia, Pa 19103
Fiserv Securities Inc                      26.51%               26.51%
FAO 45919559
2005 Market St Suite 1200
Philadelphia, Pa 19103

                  Strategic Income Fund-Institutional Shares
Fifth Third Maxus Securities Corp.
1404 East 9th Street
Cleveland, OH  44114                        8.78%                8.78%

CNA Trust
PO Box 5024
Costa Mesa, CA  92628                      45.79%               45.79%

Richard Barone
2000 Auburn Dr. Suite 420
Cleveland, OH  44122                        6.59%                6.59%

Fifth Third Bank
PO Box 630074
Cincinnati, OH  45263                      12.18%               12.18%

Fifth Third Bank
Reinvest Account
PO Box 630074
Cincinnati, OH  45263                      12.86%               12.86%

B D Holdings
2000 Auburn Dr Suite 420
Cleveland, OH  44122                        8.78%                8.78%

                     Strategic Income Fund-Advisor Shares
Donaldson Lufkin & Jenrette Sec Corp
PO Box 2052
Jersey City, NJ  07303                      5.55%                5.55%

                   Multi Cap Value Fund-Institutional Shares
Fifth Third Bank
PO Box 630074
Cincinnati, OH  45263                      57.88%               57.88%

Fifth Third Bank
Reinvest Account
PO Box 630074
Cincinnati, OH  45263                      27.15%               27.15%

Link & Company
PO Box 630074
Cincinnati, OH  45263                      10.21%                10.21%

                      Multi Cap Value Fund-Advisor Shares
Saxon & Co
PO Box 7780-1888
Philadelphia, PA  19182                     8.17%                8.17%

                   Multi Cap Value Fund-Investment A Shares
FISERV Securities Inc.
Trade House Account Non Club 53
2005 Market Street
Philadelphia, PA  19103                    97.12%               97.12%

                   Multi Cap Value Fund-Investment C Shares
FISERV Securities Inc
FAO 44448363
2005 Market Street
Philadelphia, PA  19103                    15.61%               15.61%

FISERV Securities Inc
FAO 44448810
2005 Market Street
Philadelphia, PA  19103                     9.17%                9.17%

FISERV Securities Inc
FAO 45897227
2005 Market Street
Philadelphia, PA  19103                     7.28%                7.28%

FISERV Securities Inc
FAO 44319139
2005 Market Street
Philadelphia, PA  19103                     7.44%                7.44%

FISERV Securities Inc
FAO 44836952
2005 Market Street
Philadelphia, PA  19103                     7.50%                7.50%

Keith R Young
3823 Thimbleglen Drive
Cincinnati, OH  45251                       7.66%                7.66%

FISERV Securities Inc
FAO 44389815
2005 Market Street
Philadelphia, PA  19103                     8.63%                8.63%

FISERV Securities Inc
FAO 44745810
2005 Market Street
Philadelphia, PA  19103                     8.32%                8.32%

FISERV Securities Inc
FAO 31122933
2005 Market Street
Philadelphia, PA  19103                     8.15%                8.15%

                   Micro Cap Value Fund-Institutional Shares
Key Trust Company
DTD 4/25/74
Cleveland, OH  44101                       11.38%               11.38%

National City
PO Box 94984
Cleveland, OH  44101                       34.10%               34.10%

Richard A Barone
2000 Auborn Dr Suite 420
Cleveland, OH  44122                        5.15%                5.15%

Fifth Third Bank
PO Box 630074
Cincinnati, OH  45263                      16.56%               16.56%

Fifth Third Bank
Reinvest Account
PO Box 630074
Cincinnati, OH  45263                       7.17%                7.17%

Link & Company
PO Box 630074
Cincinnati, OH  45263                       9.31%                9.31%

                   Micro Cap Value Fund-Investment A Shares
FISERV Securities Inc
Trade House Account Non Club 53
2005 Market Street
Philadelphia, PA  19103                    96.76%               96.76%

                   Micro Cap Value Fund-Investment B Shares
FISERV Securities Inc
FAO 16198160
2005 Market Street Suite 1200
Philadelphia, PA  19103                     5.03%                5.03%

FISERV Securities Inc
FAO 44291970
2005 Market Street Suite 1200
Philadelphia, PA  19103                     8.94%                8.94%

FISERV Securities Inc
FAO 16499629
2005 Market Street Suite 1200
Philadelphia, PA  19103                     5.84%                5.84%

FISERV Securities Inc
FAO 16378321
2005 Market Street Suite 1200
Philadelphia, PA  19103                     5.02%                5.02%

FISERV Securities Inc
FAO 31384755
2005 Market Street Suite 1200
Philadelphia, PA  19103                     5.07%                5.07%

                   Micro Cap Value Fund-Investment C Shares
FISERV Securities Inc
FAO 44476775
2005 Market Street Suite 1200
Philadelphia, PA  19103                    32.92%               32.92%

FISERV Securities Inc
FAO 16198160
2005 Market Street Suite 1200
Philadelphia, PA  19103                    32.92%               32.92%

FISERV Securities Inc
FAO 16160789
2005 Market Street Suite 1200
Philadelphia, PA  19103                    17.38%               17.38%

BISYS Fund Services Ohio Inc
3435 Stelzer Road
Columbus, OH  43219                        16.79%               16.79%

                      Worldwide Fund-Institutional Shares
CNA Trust
PO Box 5024
Costa Mesa, CA  92628                      89.19%               89.19%


For purposes of determining the presence of a quorum and counting votes on the matters presented, Shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Meeting. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the affirmative vote necessary to approve the matter under consideration may be determined with reference to a percentage of votes present at the Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.

The Fund's executive offices are located at 3435 Stelzer Road, Columbus, Ohio 43219.

   Trustees' Compensation

--------------------------------------------------------------------------------------------
Name and Position with Trust                            Aggregate Compensation from Trust*
----------------------------                            ------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Edward Burke Carey, Trustee                            $ 13,750
--------------------------------------------------------------------------------------------
Albert E. Harris, Trustee, Chairman of the Board       $ 17,375
--------------------------------------------------------------------------------------------
J. Joseph Hale, Jr., Trustee                           $  6,250
--------------------------------------------------------------------------------------------
David Durham, Trustee                                  $    N/A
--------------------------------------------------------------------------------------------
Lee A. Carter, Trustee                                 $  2,500
--------------------------------------------------------------------------------------------


* Information is furnished for the fiscal year ended July 31, 2001. The Trust is the only investment company in the Fund complex.

   Trustee Liability

The Trust's Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

   Codes of Ethics

Each of the Trust, Fifth Third Asset Management Inc., Heartland, and Morgan Stanley Investment Management Inc., as investment advisor or investment sub-advisor to one or more Funds, and BISYS Fund Services Limited Partnership ("BISYS"), as distributor of Fund shares, has adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code permits personnel subject to the code to invest in securities that may be purchased or held by the Funds.

                         INVESTMENT ADVISORY SERVICES

   Investment Advisors to the Trust

Fifth Third Asset Management Inc. serves as investment advisor to all Funds other than the Pinnacle Fund. It provides investment advisory services through its Trust and Investment Division. The Trust's advisor to the Pinnacle Fund is Heartland. Fifth Third Asset Management Inc. and Heartland are wholly-owned subsidiaries of Fifth Third Bancorp.

Neither advisor shall be liable to the Trust, a Fund, or any shareholder of any of the Funds for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

Because of the internal controls maintained by Fifth Third Asset Management Inc. and Heartland to restrict the flow of non-public information, a Fund's investments are typically made without any knowledge of Fifth Third Asset Management Inc.'s, Heartland's or any respective affiliates' lending relationship with an issuer.

   Advisory Fees

For their advisory services, the Advisor and Heartland receive annual investment advisory fees as described in the prospectuses. The following shows all investment advisory fees incurred by the Funds and the amounts of those fees that were voluntarily waived or reimbursed by the Advisor or Heartland for the fiscal years ended July 31, 2001, July 31, 2000, and July 31, 1999 (amounts in thousands):


---------------------------------------------------------------------------------------------------------------------------
                        Year ended         Amount         Year ended         Amount          Year ended          Amount
---------------------------------------------------------------------------------------------------------------------------
Fund Name              July 31, 2001    Waived- 2001     July 31, 2000     Waived-2000     July 31, 1999      Waived-1999
---------             ---------------  -------------    ---------------    -----------     -------------      -----------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Government                $  275          $  73             $  267           $  56           $  261            $   38
Bond Fund
---------------------------------------------------------------------------------------------------------------------------
Bond Fund(***)             1,013(*)          --              1,876(**)          --            1,673(**)            --
---------------------------------------------------------------------------------------------------------------------------
Ohio Municipal Bond          991             --              1,057              --            1,122                79
Fund
---------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund        8,897             --              7,067              --            4,920                --
---------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund               2,293             --              1,932              --            1,753                --
---------------------------------------------------------------------------------------------------------------------------
Balanced Fund              2,588             --              2,036              --            1,673                --
---------------------------------------------------------------------------------------------------------------------------
International              1,896             --              2,037              --            1,634                --
Equity Fund
---------------------------------------------------------------------------------------------------------------------------
Equity Income Fund           906             --              1,081              --            1,311                --
---------------------------------------------------------------------------------------------------------------------------
Intermediate Bond          2,220(*)          --              4,416(**)          --            4,743(**)            --
Fund(***)
---------------------------------------------------------------------------------------------------------------------------
Intermediate Municipal       728(*)          --              1,423(**)          --            1,555(**)            --
Bond Fund(***)
---------------------------------------------------------------------------------------------------------------------------
Pinnacle Fund                596             79                952              --              586                --
---------------------------------------------------------------------------------------------------------------------------
Government Money           1,956             --              2,274              --            2,789                --
Market Fund
---------------------------------------------------------------------------------------------------------------------------
Prime Money Market         3,680            129              2,260             113            1,657                83
Fund
---------------------------------------------------------------------------------------------------------------------------
Municipal Money              902            811                477             477              185                60*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Market Fund
---------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Money          4,032            1,512          3,627            1269            3,707             1,298
Market Fund
---------------------------------------------------------------------------------------------------------------------------
Technology Fund                604               --             89(****)        --               --                --
---------------------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund           N/A              N/A            430(**)          --              473(**)            --
---------------------------------------------------------------------------------------------------------------------------
Micro Cap Value Fund           N/A              N/A            207(**)          --               92(**)            --
---------------------------------------------------------------------------------------------------------------------------
Strategic Income               N/A              N/A            320(**)          --              334(**)            --
Fund
---------------------------------------------------------------------------------------------------------------------------
Worldwide Fund                 N/A              N/A            468(**)          --              180(**)            --
---------------------------------------------------------------------------------------------------------------------------
Institutional                  975(*)           366(*)       1,111(**)         439(**)          800(**)           400(**)
Government Money
Market Fund
---------------------------------------------------------------------------------------------------------------------------
Institutional Money            144(*)           109(*)         139(*****)      111(*****)        --                --
Market Fund
---------------------------------------------------------------------------------------------------------------------------
Michigan Municipal             708(*)            --          1,134(**)          --            1,250(**)            --
Money Market Fund
---------------------------------------------------------------------------------------------------------------------------
International GDP            2,298(*)            --          4,448(**)          --            4,025(**)            --
Fund
---------------------------------------------------------------------------------------------------------------------------
Small Cap Growth             3,147(*)            --          5,732(**)          --            4,830(**)            --
Fund
---------------------------------------------------------------------------------------------------------------------------
Large Cap Growth             1,095(*)            --          1,692(**)          --              214(**)            --
Fund
---------------------------------------------------------------------------------------------------------------------------
Equity Index Fund            1,523(*)           254(*)       2,787(**)         465(**)        2,578(**)           430(**)
---------------------------------------------------------------------------------------------------------------------------
Large Cap Value Fund         2,540(*)            --          5,448(**)          --            6,534(**)            --
---------------------------------------------------------------------------------------------------------------------------
Short Term Bond Fund           609(*)            --            816(**)          --              772(**)            --
---------------------------------------------------------------------------------------------------------------------------
Michigan Municipal             234(*)            --            441(**)          --              522(**)            --
Bond Fund
---------------------------------------------------------------------------------------------------------------------------
Municipal Bond Fund            411(*)            --            742(**)          --              694(**)            --
---------------------------------------------------------------------------------------------------------------------------



      * Reflects the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31.

     ** For the fiscal year ended December 31/st/.

    *** For the Fifth Third Bond Fund, Fifth Third Intermediate Bond Fund, and the Fifth Third Intermediate Municipal Bond Fund, the figures reflect fees received by the current Investment Advisor for the period ended July 31, 2001 and by the former Investment Advisor for the fiscal year ended December 31, 2000 and December 31, 1999.

   **** Reflects the period from June 5, 2000 through July 31, 2000.

  ***** Reflects the period from April 11, 2000 through December 31, 2000.

Sub-advisors

Morgan Stanley Investment Management Inc. ("Morgan Stanley") is the sub-advisor to the International Equity Fund under the terms of a Sub-advisory Agreement between Fifth Third Asset Management Inc. and Morgan Stanley.

Sub-advisory Fees

For its sub-advisory services, Morgan Stanley receives an annual sub-advisory fee paid by the Advisor as described in the prospectus.

For the year ended July 31, 1999, Morgan Stanley earned fees from International Equity Fund of $735,375. For the year ended July 31, 2000, Morgan Stanley earned fees of $1,998,111 from the International Equity Fund. For the year ended July 31, 2001, Morgan Stanley earned fees of $853,315 from the International Equity Fund.

   Administrative Services

BISYS, 3435 Stelzer Road, Columbus, Ohio 43219, provided administrative personnel and services to the Funds for the fees set forth in the prospectuses. The following shows all fees earned by BISYS for providing administrative services to the Funds, and the amounts of those fees that were voluntarily waived, for the years ended July 31, 1999, July 31, 2000, and July 31, 2001 (amounts in thousands):

------------------------------------------------------------------------------------------------------------------
                     Year ended        Amount        Year ended        Amount        Year ended         Amount
------------------------------------------------------------------------------------------------------------------
Fund Name          July 31, 2001     Waived-2001   July 31, 2000    Waived-2000     July 31, 1999    Waived-1999
---------          -------------     -----------   -------------    -----------     -------------    -----------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Government         $   88          $   51          $   80           $ 49            $   83            $ 46
Bond Fund
------------------------------------------------------------------------------------------------------------------
Bond Fund(***)        305(*)           --             563(**)         --               501(**)          --
------------------------------------------------------------------------------------------------------------------
Ohio Municipal        286             106             331             68               358             176
Bond Fund
------------------------------------------------------------------------------------------------------------------
Quality Growth      1,746              --           1,556            252             1,079             290
Fund
------------------------------------------------------------------------------------------------------------------
Mid Cap Fund          470             108             412            126               385             156
------------------------------------------------------------------------------------------------------------------
Balanced Fund         549             195             448            151               367              91
------------------------------------------------------------------------------------------------------------------
International         346              --             355             --               292              --
Equity Fund
------------------------------------------------------------------------------------------------------------------
Equity Income         188              62             237             81               288              75
Fund
------------------------------------------------------------------------------------------------------------------
Intermediate          728(*)            6(*)        1,446(**)         --             1,551(**)          --
Bond Fund(***)
------------------------------------------------------------------------------------------------------------------
Intermediate          263(*)           --             513(**)         --               559(**)          --
Municipal Bond
Fund(***)
------------------------------------------------------------------------------------------------------------------
Pinnacle Fund         137              14             203             --               129               9
------------------------------------------------------------------------------------------------------------------
Government Money      755             233           1,060            381             1,245             697
Market Fund
------------------------------------------------------------------------------------------------------------------
Prime Money         1,534             809             958            463               741             372
Market Fund
------------------------------------------------------------------------------------------------------------------
Municipal Money       311              --             167             22                66*             37
Market Fund
------------------------------------------------------------------------------------------------------------------
U.S. Treasury       1,743           1,007           1,539            907             1,659             927
Money Market
Fund
------------------------------------------------------------------------------------------------------------------
Technology Fund       103              --              14(****)       --
------------------------------------------------------------------------------------------------------------------
Multi Cap Value       N/A             N/A             N/A                              N/A
Fund
------------------------------------------------------------------------------------------------------------------
Micro Cap Value       N/A             N/A             N/A                              N/A
Fund
------------------------------------------------------------------------------------------------------------------
Strategic Income      N/A             N/A             N/A                              N/A
Fund
------------------------------------------------------------------------------------------------------------------
Worldwide Fund        N/A             N/A             N/A                              N/A
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Institutional        439(*)          166(*)           500(**)         173(**)         360(**)          121(*)
Government
Money Market
Fund
------------------------------------------------------------------------------------------------------------------
Institutional         65(*)           41(*)            63(*****)       47(*****)       --               --
Money Market
Fund
------------------------------------------------------------------------------------------------------------------
Michigan             319(*)          115(*)           510(**)         206(**)         562(**)          250(**)
Municipal Money
Market Fund
------------------------------------------------------------------------------------------------------------------
International        552(*)            7(*)         1,067(**)          --             965(**)           --
GDP Fund
------------------------------------------------------------------------------------------------------------------
Small Cap Growth     812(*)           --            1,474(**)          --           1,240(**)           --
Fund
------------------------------------------------------------------------------------------------------------------
Large Cap Growth     283(*)           --              435(**)          --              54(**)           --
Fund
------------------------------------------------------------------------------------------------------------------
Equity Index Fund    918(*)          340(*)         1,673(**)         575(**)       1,544(**)          515(**)
------------------------------------------------------------------------------------------------------------------
Large Cap Value      656(*)            5(*)         1,402(**)          --           1,678(**)           --
Fund
------------------------------------------------------------------------------------------------------------------
Short Term Bond      220(*)           --              294(**)          --             277(**)           --
Fund
------------------------------------------------------------------------------------------------------------------
Michigan              94(*)           --              176(**)          --             209(**)           --
Municipal Bond
Fund
------------------------------------------------------------------------------------------------------------------
Municipal Bond       135(*)           --              243(**)          --             227(**)           --
Fund
------------------------------------------------------------------------------------------------------------------

* Reflects the period from January 1, 2001 through July 31, 2001. The Fund changed its fiscal year end to July 31.
**     For the fiscal year ended December 31/st/.
*** For the Fifth Third Bond Fund, Fifth Third Intermediate Bond Fund, and the Fifth Third Intermediate Municipal Bond Fund, the figures reflect fees received by the current Administrator for the period ended July 31, 2001 and by the former Administrator for the fiscal year ended December 31, 2000 and December 31, 1999.
****   Reflects the period from June 5, 2000 through July 31, 2000.
*****  Reflects the period from April 11, 2000 through December 31, 2000.

Fifth Third Bank performs sub-administration services on behalf of each Fund (other than Funds in existence for less than one year), for which it receives compensation from BISYS Fund Services L.P. For the years ended July 31, 2001, July 31, 2000, and July 31, 1999, Fifth Third Bank earned the following sub-administrative fees (Amounts in Thousands):


---------------------------------------------------------------------------------------------------------
                                 Year Ended                 Year Ended                 Year Ended
---------------------------------------------------------------------------------------------------------
Fund Name                       July 31, 2001              July 31, 2000              July 31, 1999
---------                       -------------              -------------              -------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Government Bond                 $ 19                       $ 14                       $ 12
Fund
---------------------------------------------------------------------------------------------------------
Ohio Municipal Bond Fund        $ 69                       $ 48                       $ 51
---------------------------------------------------------------------------------------------------------
Quality Growth Fund             $426                       $253                       $154
---------------------------------------------------------------------------------------------------------
Mid Cap Fund                    $110                       $ 82                       $ 55
---------------------------------------------------------------------------------------------------------
Balanced Fund                   $124                       $ 72                       $ 52
---------------------------------------------------------------------------------------------------------
International Equity            $ 73                       $ 57                       $ 41
Fund
---------------------------------------------------------------------------------------------------------
Equity Income Fund              $ 43                       $ 38                       $ 41
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Pinnacle Fund                              $ 28                           $ 33            $ 18
---------------------------------------------------------------------------------------------------------
Government Money Market                    $188                           $159            $174
 Fund
---------------------------------------------------------------------------------------------------------
Prime Money Market Fund                    $353                           $162            $104
---------------------------------------------------------------------------------------------------------
Municipal Money Market                     $ 69                           $ 27            $ 11
 Fund
---------------------------------------------------------------------------------------------------------
U.S. Treasury Money                        $386                           $256            $232
 Market Fund
---------------------------------------------------------------------------------------------------------
Technology Fund                            $ 23                            $0(*)           n/a
---------------------------------------------------------------------------------------------------------


*Reflects the period from June 5, 2000 through July 31, 2000.

   Custody of Fund Assets

Under the custodian agreement, Fifth Third Bank holds each Fund's portfolio securities and keeps all necessary records and documents relating to its duties. Pursuant to an agreement with Fifth Third Bank, The Bank of New York acts as the International Equity Fund's sub-custodian for foreign assets held outside the United States and employs sub-custodians. Fees for custody services are based upon the market value of Fund securities held in custody plus out-of-pocket expenses. For the fiscal years ended July 31, 2001, July 31, 2000, and July 31, 1999, those fees were approximately $487,000, $503,000, and $510,000, respectively.

   Transfer Agent and Dividend Disbursing Agent

Fifth Third Bank serves as transfer agent and dividend disbursing agent for the Funds. The fee paid to the transfer agent is based upon the size, type and number of accounts and transactions made by shareholders. Fifth Third Bank also maintains the Trust's accounting records. The fee paid for this service is based upon the level of the Funds' average net assets for the period plus out-of-pocket expenses. The following shows all fees earned by Fifth Third Bank for providing transfer agency and dividend disbursing agency services for the years ended July 31, 2001, July 31, 2000, and July 31, 1999 (amounts in thousands):

-------------------------------------------------------------------------------------------------------------
                                          Year Ended                 Year Ended              Year Ended
Fund Name                                July 31, 2001              July 31, 2000           July 31, 1999
-------------------------------------------------------------------------------------------------------------
Government Bond Fund                          $ 26                      $ 14                     $ 16
-------------------------------------------------------------------------------------------------------------
Ohio Municipal Bond Fund                      $ 51                      $ 19                     $ 44
-------------------------------------------------------------------------------------------------------------
Quality Growth Fund                           $275                      $ 95                     $ 90
-------------------------------------------------------------------------------------------------------------
Mid Cap Fund                                  $ 84                      $ 45                     $ 51
-------------------------------------------------------------------------------------------------------------
Balanced Fund                                 $ 99                      $ 50                     $ 32
-------------------------------------------------------------------------------------------------------------
International Equity Fund                     $ 74                      $115                     $ 73
-------------------------------------------------------------------------------------------------------------
Equity Income Fund                            $ 41                      $ 25                     $ 30
-------------------------------------------------------------------------------------------------------------
Pinnacle Fund                                 $ 46                      $ 31                     $ 38
-------------------------------------------------------------------------------------------------------------
Government Money Market Fund                  $117                      $ 24                     $285
-------------------------------------------------------------------------------------------------------------
Prime Money Market Fund                       $173                      $ 34                     $ 23
-------------------------------------------------------------------------------------------------------------
Municipal Money Market Fund                   $ 46                      $ 25                     $ 52
-------------------------------------------------------------------------------------------------------------
U.S. Treasury Money Market Fund               $192                      $ 43                     $ 35
-------------------------------------------------------------------------------------------------------------
Technology Fund                               $ 28                      $  3(*)                   n/a
-------------------------------------------------------------------------------------------------------------

*Reflects the period from June 5, 2000 through July 31, 2000.

BISYS serves as the sub-transfer agent for the Funds. The fee paid for this service is based upon the level of the Fund's average daily net assets ("asset based fee") plus out-of-pocket expenses. In the event that the combined net assets of all of the Funds fall below $3.5 billion at any time during the period, the fee paid shall be the sum of the asset-based fee and an account-based fee.

   Legal Counsel

Ropes & Gray, Suite 800 East, One Franklin Square, 1301 K Street, N.W., Washington, D.C. 20005 is counsel to the Funds.

                            BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Advisor, the Subadvisor and Heartland look for prompt execution of the order at a favorable price. In working with dealers, the Advisor, the Subadvisor and Heartland will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Advisor, the Subadvisor and Heartland make decisions on portfolio transactions and selects brokers and dealers subject to guidelines established by the Trustees.

The Advisor, the Subadvisor and Heartland may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Funds or to the Advisor, the Subadvisor and Heartland and may include advice as to the advisability of investing in securities, security analysis and reports, economic studies, industry studies, receipt of quotations for portfolio evaluations, and similar services.

The Advisor, the Subadvisor and Heartland and their affiliates exercise reasonable business judgment in selecting brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided. For the fiscal year ended July 31, 2001, the Funds paid brokerage commissions in exchange for the brokerage and research services described above in the following amounts:
Balanced, $15,432 of the $157,034 total brokerage commissions paid; Mid Cap, $32,822 of the $157,457 total brokerage commissions paid; Quality Growth, $45,160 of the $520,588 total brokerage commissions paid; Equity Income, $11,386 of the $41,173 total brokerage commissions paid; Technology, $13,985 of the $49,925 total brokerage commissions paid; Pinnacle, $192,514 of the $283,694 total brokerage commissions paid; U.S. Government Bond, $535 of the $710 total brokerage commissions paid. For the fiscal year ended July 31, 2000, the Funds paid brokerage commissions in exchange for the brokerage and research services described above in the following amounts: Technology, $7,365 of the $35,245 total brokerage commissions paid; Balanced, $27,012 of the $124,465 total brokerage commission paid; Equity Income $49,230 of the $171,911 total brokerage commissions paid; Mid Cap, $69,677 of the $243,226 total brokerage commissions paid; Municipal, $14,498 of the $14,498 total brokerage commissions paid; Pinnacle, $105,572 of the $150,161 total brokerage commissions paid; and Quality Growth, $53,138 of the $347,918 total brokerage commissions paid. For the fiscal year ended July 31, 1999, the Funds paid brokerage commissions in exchange for brokerage and research services described above in the following amounts: Ohio Municipal Bond, $2,767 of the $2,767 total brokerage commissions paid; Quality Growth, $87,290 of the $438,887 total brokerage commissions paid; Mid Cap, $44,181 of the $309,794 total brokerage commissions paid; Balanced, $26,749 of the $142,315 total brokerage commissions paid; Equity Income, $67,699 of the $263,461 total brokerage commissions paid; Intermediate Bond Fund, $700 of the $700 total brokerage commissions paid; Intermediate Municipal Bond, $2,740 of the $2,740 total brokerage commissions paid; and Pinnacle, $134,823 of the $134,823 total brokerage commissions paid.

Research services provided by brokers may be used by the Advisor, the Subadvisor and Heartland in advising the Funds and other accounts. To the extent that receipt of these services may supplant services for which the Advisor, the Subadvisor and Heartland or their affiliates might otherwise have paid, it would tend to reduce their expenses.

Allocation of transactions, including their frequency, to various dealers is determined by each of the Advisor, the Subadvisor and Heartland in its best judgment and in a manner deemed fair and reasonable to shareholders. The major consideration in allocating brokerage business is the assurance that best execution is being received on all transactions effected for all accounts. Brokerage will at times be allocated to firms that supply research, statistical data and other services when the terms of the transaction and the capabilities of different broker/dealers are consistent with the guidelines set forth in
Section 28(e) of the Securities Exchange Act of 1934. Information so received is in addition to and not in lieu of services required to be performed by the Advisor, the Subadvisor and Heartland and does not reduce the advisory fees payable to the Advisor, the Subadvisor or Heartland. Such information may be useful to the Advisor, the Subadvisor or Heartland in serving both the Funds and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to the Advisor, the Subadvisor or Heartland in carrying out its obligations to the Funds.

Although investment decisions for the Funds are made independently from those of the other accounts managed by the Advisor, the Subadvisor and Heartland, the Advisor, the Subadvisor and Heartland may invest Fund assets in the same securities and at the same time as they invest assets of other accounts that they manage. When one of the Funds and one or more other accounts managed by the Advisor, the Subadvisor and Heartland are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Advisor, the Subadvisor and Heartland to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the Funds or the size of the position obtained or disposed of by the Funds. In other cases, however, it is believed that coordination and the ability to participate in volume transactions will be to the benefit of the Funds.

During the fiscal year ended July 31, 2001, the Funds acquired securities of the Funds' regular brokers or dealers or their parents as follows:

                   SECURITIES OF THE FUNDS' BROKERS/DEALERS
====================================================================================================================
            Fund                                  Security                 Principal/Shares             Market Value
--------------------------------------------------------------------------------------------------------------------
U.S. Treasury Money Market Fund                  Bear Stearns                $ 50,000,000               $ 50,000,000
                                                 Credit Suisse               $130,000,000               $130,000,000
                                             Salomon Smith Barney            $ 50,000,000               $ 50,000,000
Prime Money Market Fund                          Credit Suisse               $ 25,000,000               $ 24,980,344
                                                 Merrill Lynch               $ 58,215,000               $ 58,507,278
Balanced Fund                                       Lehman                   $  3,000,000               $  3,245,403
Bond Fund                                           Lehman                   $  4,000,000               $  4,065,068
                                                  First Union                $  4,125,000               $  4,331,250
Intermediate Bond Fund                              Lehman                   $  7,000,000               $  7,713,503
                                                  First Union                $  5,000,000               $  5,362,500
Pinnacle Fund                                    Merrill Lynch                     21,754               $  1,179,937
International Equity Fund                        Credit Suisse                      3,090               $    523,250
Large Cap Growth Fund                             First Union                      22,800               $    807,120
                                                 Merrill Lynch                     19,600               $  1,063,104
                                                Morgan Stanley                     25,900               $  1,549,338
Large Cap Value Fund                              First Union                      53,000               $  1,876,200
                                                 Merrill Lynch                     53,400               $  2,896,416
                                                Morgan Stanley                     73,200               $  4,378,824
Equity Index Fund                                Bear Stearns                       8,187               $    476,074
                                                  First Union                      76,170               $  2,696,418
                                                 Merrill Lynch                     65,200               $  3,536,448
                                                Morgan Stanley                     86,432               $  5,170,362
Short Term Bond Fund                             Bear Stearns                $  3,000,000               $  3,063,750
                                                  First Union                $  5,000,000               $  5,262,500
                                                 Merrill Lynch               $  5,000,000               $  5,137,500
Institutional Government Money Market Fund      Morgan Stanley               $ 65,000,000               $ 65,000,000
Institutional Money Market Fund                  Merrill Lynch               $  3,100,000               $  3,123,218

Brokerage commissions paid by the Funds in secondary trading are as follows:

Fund Name                          Fiscal Year Ended        Fiscal Year Ended        Fiscal Year Ended
---------
                                   July 31,2001             July 31, 2000            July 31, 1999
                                   ------------             -------------            -------------
-----------------------------------------------------------------------------------------------------------------
Government Bond Fund                $    710                 N/A                      N/A
-----------------------------------------------------------------------------------------------------------------
Ohio Municipal Bond Fund            N/A                      N/A                      $  2,768
-----------------------------------------------------------------------------------------------------------------
Quality Growth Fund                 $520,588                 $347,918                 $405,487
-----------------------------------------------------------------------------------------------------------------
Mid Cap Fund                        $157,457                 $243,226                 $313,878
-----------------------------------------------------------------------------------------------------------------
Balanced Fund                       $157,034                 $124,465                 $145,176
-----------------------------------------------------------------------------------------------------------------
International Equity Fund           $ 79,097                 $ 34,299                 $114,330
-----------------------------------------------------------------------------------------------------------------
Equity Income Fund                  $ 41,173                 $171,911                 $281,046
-----------------------------------------------------------------------------------------------------------------
Pinnacle Fund                       $283,694                 $150,161                 $141,898
-----------------------------------------------------------------------------------------------------------------
Government Money Market Fund        N/A                      N/A                      N/A
-----------------------------------------------------------------------------------------------------------------
Prime Money Market Fund             $    450                 n/a                      n/a
-----------------------------------------------------------------------------------------------------------------
Municipal Money Market Fund         N/A                      N/A                      N/A
-----------------------------------------------------------------------------------------------------------------
U.S. Treasury Money Market Fund     N/A                      N/A                      N/A
-----------------------------------------------------------------------------------------------------------------
Technology Fund                     $ 49,925                 $ 35,245                 N/A
-----------------------------------------------------------------------------------------------------------------

                               PURCHASING SHARES

Shares of the Funds are sold at their net asset value, less any applicable sales charge, on days the New York Stock Exchange ("NYSE") and the Federal Reserve Bank of Cleveland are open for business. The procedure for purchasing Advisor Shares, Investment A Shares, Service Shares, Investment B Shares, Investment C Shares or Institutional Class Shares of the Funds is explained in the prospectus for such Fund and Class under "Investing in the Funds."

   Distribution Plan and Administrative Services Agreement

With respect to Advisor Shares, Service Shares, Investment A Shares, Investment B Shares and Investment C Shares of the Funds, the Trust has adopted a Plan pursuant to Rule l2b-1 under the Investment Company Act of 1940. The Plan provides for payment of fees to the distributor to finance any activity which is principally intended to result in the sale of a Fund's shares subject to the Plan. Such activities may include the advertising and marketing of shares; preparing printing, and distributing prospectuses and sales literature to prospective shareholders, brokers, or administrators; and implementing and operating the Plan. Pursuant to the Plan, the distributor may enter into agreements to pay fees to brokers for distribution and administrative support services and to other participating financial institutions and persons for distribution assistance and support services to the Funds and their shareholders. The administrative services are provided by a representative who has knowledge of the shareholder's particular circumstances and goals, and include, but are not limited to: communicating account openings; communicating account closings; entering purchase transactions; entering redemption transactions; providing or arranging to provide accounting support for all transactions, wiring funds and receiving funds for share purchases and redemptions, confirming and reconciling all transactions, reviewing the activity in Fund accounts, and providing training and supervision of broker personnel; posting and reinvesting dividends to Fund accounts or arranging for this service to be performed by the Funds' transfer agent; and maintaining and distributing current copies of prospectuses and shareholder reports to the beneficial owners of shares and prospective shareholders.

The Trustees expect that the Plan will result in the sale of a sufficient number of shares so as to allow a Fund to achieve economic viability. It is also anticipated that an increase in the size of a Fund will facilitate more efficient portfolio management and assist a Fund in seeking to achieve its investment objectives.

Pursuant to the Plan, with respect to Investment A Shares and Service Shares, the Funds are authorized to compensate the distributor at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment A Shares of each applicable Fund held during the month.

Advisor Shares may pay a 12b-1 fee at an annual rate of up to 0.50% of the average daily net assets of the applicable Fund, which the Distributor may use for shareholder servicing and distribution.

Pursuant to the Plan, with respect to Investment B Shares, the Funds which offer Investment B Shares are authorized to compensate the distributor at the annual rate of up to 1.00% of the average aggregate net asset value of the Investment B Shares of each applicable Fund held during the month. Investment B Shares are new and the Funds have not accrued or paid any 12b-1 fees for these shares.


Pursuant to the Plan, with respect to Investment C Shares, the Funds are authorized to compensate the distributor at the annual rate of up to 0.75% of the average aggregate net asset value of the Investment C Shares of each applicable Fund held during the month. For the fiscal year ended July 31, 2001, the distributor received $233,000 pursuant to the Plan. For the fiscal year ended July 31, 1999, the distributor received $119,000 pursuant to the Plan.


With respect to Investment C Shares, the Trust may enter into an Administrative Service Agreement to permit the payment of fees to financial institutions, including Fifth Third Bank, to cause services to be provided to shareholders by a representative who has knowledge of the shareholder's particular circumstances and goals. Benefits to shareholders of Investment C Shares of the Funds may include: (1) providing personal services to shareholders; (2) investing shareholder assets with a minimum of delay and administrative detail; (3) enhancing shareholder recordkeeping systems; and (4) responding promptly to shareholders' requests and inquiries concerning their accounts.

For the fiscal year ended July 31, 2001, the Funds paid $70,000 to Fifth Third Bank to compensate FISERV Securities Inc. for providing administrative services to Investment C Shares of the Funds.

   Purchases with Proceeds from Redemptions of Unaffiliated Mutual Fund Shares

Investors may purchase Investment A Shares of the Funds at net asset value, without a sales charge, with the proceeds from the redemption of shares of an unaffiliated mutual fund that is not a money market or stable net asset value fund. If the purchase of Investment A Shares is made with proceeds from the redemption of mutual fund shares that were not sold with a sales charge or commission, the investor must have held such mutual fund shares for at least 90 days to be eligible for the purchase of Investment A Shares at net asset value. The purchase must be made within 60 days of the redemption, and the Funds must be notified by the investor in writing, or by his financial institution, at the time the purchase is made.

   Conversion of Investment B Shares to Investment A Shares

A shareholder's Investment B Shares of the Fund, including all shares received as dividends or distributions with respect to such shares, will automatically convert to Investment A Shares of the Fund at the end of eight years following the issuance of such shares, consequently, they will no longer be subject to the higher expenses borne by Investment B Shares. The conversion rate will be determined on the basis of the relative per share net asset values of the two classes and may result in a shareholder receiving either a greater or fewer number of Investment A Shares than the shares so converted.

   Conversion to Federal Funds

It is the Funds' policy to be as fully invested as possible so that maximum interest or dividends may be earned. To this end, all payments from shareholders must be in federal funds or be converted into federal funds. Fifth Third Bank acts as the shareholder's agent in depositing checks and converting them to federal funds.

   Exchanging Securities for Fund Shares

Investors may exchange securities they already own for shares of a Fund or they may exchange a combination of securities and cash for Fund shares. Any securities to be exchanged must, in the opinion of the Advisor, meet the investment objective and policies of each Fund, must have a readily ascertainable market value, must be liquid, and must not be subject to restrictions on resale. An investor should forward the securities in negotiable form with an authorized letter of transmittal to Fifth Third Bank. A Fund will notify the investor of its acceptance and valuation of the securities within five business days of their receipt by the Advisor.

A Fund values such securities in the same manner as a Fund values its assets. The basis of the exchange will depend upon the net asset value of shares of a Fund on the day the securities are valued. One share of a Fund will be issued for each equivalent amount of securities accepted.

Any interest earned on the securities prior to the exchange will be considered in valuing the securities. All interest, dividends, subscription, conversion, or other rights attached to the securities become the property of a Fund, along with the securities.

   Payments to Dealers

Authorized broker-dealers, financial institutions and other financial intermediaries who sell shares of Fifth Third Funds and perform services for fund investors may receive sales commissions, annual fees and other compensation. Such compensation is paid by the Distributor using money from sales charges, distribution/service (12b-1) fees and its other resources. From time to time, the distributor may elect to pay up to the following amounts:

         AMOUNT OF                      INVESTMENT
      INVESTMENT ($)                     A SHARES
      --------------                     --------

Under 50,000                               3.825%
50,000 but under 100,000                    3.40%
100,000 but under 150,000                   2.55%
150,000 but under 250,000                   1.70%

250,000 but under 500,000                    0.85%
500,000 and above                            0.50%*
-----------------

* A 1% contingent deferred sales charge shall apply on any portion redeemed within one year of purchase. Such charge will be applied to the value of the assets redeemed at the time of purchase or at the time of redemption, whichever is lower. Payment is available to those financial professionals with an agreement with the distributor which provides for such payment. The distributor currently imposes no additional conditions on an any financial professional to amend its agreement with the distributor to provide for such payment.

Under certain circumstances the distributor and/or the Advisor may use its own funds to compensate broker-dealers, financial institutions, and intermediaries in amounts that are additional to the amounts paid by the distributor.

Brokers and agents may charge a transaction fee on the purchase or sale of shares by shareholders.

                               REDEEMING SHARES

Shares are redeemed at the next computed net asset value after a Fund receives the redemption request, less any contingent deferred sales charge. Redemption procedures are explained in the prospectus under "Redeeming Shares." Although the Funds do not charge for telephone redemptions, they reserve the right to charge a fee for the cost of wire-transferred redemptions.

Investment A Shares and Investment C Shares redeemed within one (1) year of purchase and Investment B Shares redeemed within six (6) years of purchase may be subject to a contingent deferred sales charge. The contingent deferred sales charge may be reduced with respect to a particular shareholder where a financial institution selling Investment B and/or Investment C Shares elects not to receive a commission from the distributor with respect to its sale of such shares.

   Redemption in Kind

The Trust has elected to be governed by Rule 18f-1 of the Investment Company Act of 1940 under which the Trust is obligated to redeem shares for any one shareholder in cash only up to the lesser of $250,000 or 1% of a Fund's net asset value during any 90-day period.

Any redemption beyond this amount will also be in cash unless the Trustees determine that payments should be in kind. In such a case, the Trust will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as the Fund determines net asset value. The portfolio instruments will be selected in a manner that the Trustees deem fair and equitable.

   Postponement of Redemptions

No Fund may suspend the right of redemption or postpone the date of payment of redemption proceeds for more than seven days, except that (a) it may elect to suspend the redemption of shares or postpone the date of payment of redemption proceeds: (1) during any period that the NYSE is closed (other than customary weekend and holiday closings) or trading on the NYSE is restricted; (2) during any period in which an emergency exists as a result of which disposal of portfolio securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Fund's net asset values; or (3) during such other periods as the SEC may by order permit for the protection of investors; and (b) the payment of redemption proceeds may be postponed as otherwise provided in this Statement of Additional Information.

                          DETERMINING NET ASSET VALUE

Net asset values of the Funds generally may change each day. The days on which net asset values are calculated by the Funds are described in the prospectuses. The Money Market Funds attempt to maintain a net asset value per share of $1.00.
                                      52

   Determining Market Value of Securities

The value of the Funds' portfolio securities (with the exception of the Money Market Funds) are determined as follows:

.. for equity securities, according to the last sale price on a national securities exchange, if available;

.. in the absence of recorded sales for listed equity securities, according to the mean between the last closing bid and asked prices;

..  for unlisted equity securities, the latest bid prices;

.. for bonds and other fixed income securities, as determined by an independent pricing service;

.. for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; or

.. for all other securities, at fair value as determined in good faith by the Board of Trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

The Funds will value futures contracts, options and put options on financial futures at their market values established by the exchanges at the close of option trading on such exchanges unless the Trustees determine in good faith that another method of valuing option positions is necessary to appraise their fair value.

   Valuing Municipal Bonds

With respect to the Ohio Municipal Bond Fund, Municipal Bond Fund, Michigan Municipal Bond Fund, and Intermediate Municipal Bond Fund, the Trustees use an independent pricing service to value municipal bonds. The independent pricing service takes into consideration yield, stability, risk, quality, coupon rate, maturity, type of issue, trading characteristics, special circumstances of a security or trading market, and any other factors or market data it considers relevant in determining valuations for normal institutional size trading units of debt securities, and does not rely exclusively on quoted prices.

   Use of Amortized Cost

The Trustees have decided that the fair value of debt securities authorized to be purchased by the Funds with remaining maturities of 60 days or less at the time of purchase may be their amortized cost value, unless the particular circumstances of the security indicate otherwise. Under this method, portfolio instruments and assets are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value. The Trustees continually assess this method of valuation and recommend changes where necessary to assure that the Funds' portfolio instruments are valued at their fair value as determined in good faith by the Trustees.
   Monitoring Procedures

For the Money Market Funds, the Trustees' procedures include monitoring the relationship between the amortized cost value per share and the net asset value per share based upon available indications of market values. The Trustees will decide what, if any, steps should be taken if there is a difference of more than 1/2 of 1% between the two values. The Trustees will take any steps they consider appropriate (such as redemption in kind or shortening the average portfolio maturity) to minimize any material dilution or other unfair results arising from differences between the two methods of determining net asset value.

   Investment Restrictions

SEC rules require that a money market fund limit its investments to instruments that, in the opinion of the Trustees or their delegate, present minimal credit risks and if rated, have received the requisite rating from one or more nationally recognized statistical rating organizations. If the instruments are not related, the Trustees or their delegate must determine that they are of comparable quality. Shares of investment companies purchased by a Money Market Fund will meet these same criteria and will have investment policies consistent with the Rule. The Rule also requires a money market fund to maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to the objective of maintaining a stable net asset value of $1.00 per share. In addition, no instruments with a remaining maturity of more than 397 days can be purchased by a Money Market Fund. Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, a Money Market Fund will invest its available cash to reduce the average maturity to 90 days or less as soon as possible.

A Money Market Fund may attempt to increase yield by trading portfolio securities to take advantage of short-term market variations. This policy may, from time to time, result in high portfolio turnover. Under the amortized cost method of valuation, neither the amount of daily income nor the net asset value is affected by any unrealized appreciation or depreciation of the portfolio. In periods of declining interest rates, the indicated daily yield on shares of a Money Market Fund computed by dividing the annualized daily income on the Fund's portfolio by the net asset value computed as above may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates.

In periods of rising interest rates, the indicated daily yield on shares of a Money Market Fund computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

   Trading in Foreign Securities

Trading in foreign securities may be completed at times which vary from the closing of regular trading on the NYSE. In computing the net asset value, the Funds (other than the Money Market Funds) value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trustees, although the actual calculation may be done by others.

                                  TAX STATUS

   Qualification as a Regulated Investment Company

Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to so qualify and to qualify for the special tax treatment accorded regulated investment companies and their Shareholders, a Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities, and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;
(b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income and the excess, if any, of its net short-term capital gains over its net long-term capital losses; and
(c) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Fund's assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses.

If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends). If a Fund failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

If a Fund fails to distribute in a calendar year substantially all of its ordinary income for the year and substantially all its net capital gain income for the one-year period ending October 31 of the year (and any retained amount from the prior calendar year), the Fund will be subject to a non-deductible 4% excise tax on the underdistributed amounts. A dividend paid to shareholders by a Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

   Distributions

Each Fund will distribute at least annually any taxable income or realized capital gains. Distributions of any taxable net investment income and net short-term capital gain are taxable as ordinary income. Distributions of each Fund's net capital gain (i.e., the excess of a Fund's net long-term capital gain over net short-term capital loss), if any, are taxable as long-term capital gains, regardless of how long a Shareholder has held Fund shares. Distributions of taxable income or capital gains are taxable to Fund Shareholders whether received in cash or in Fund shares through automatic reinvestment.

Dividends and distributions on a Fund's shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions economically may represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

If a Fund makes a distribution in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of a Shareholder's tax basis in Fund shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of those shares.

Exempt-Interest Dividends

A Fund will be qualified to pay exempt-interest dividends to its shareholders only if, at the close of each quarter of the Fund's taxable year, at least 50% of the total value of the Fund's assets consists of obligations the interest on which is exempt from federal income tax. Generally, exempt-interest dividends will be excluded from gross income for federal income tax purposes. However, exempt-interest dividends attributable to investments in certain "private activity" bonds will be treated as tax preference items in computing the alternative minimum tax. Also, a portion of all other exempt-interest dividends earned by a corporation may be subject to the alternative minimum tax.

If a shareholder receives an exempt-interest dividend with respect to any share and such share is held by the shareholder for six months or less, any loss on the sale or exchange of such share will be disallowed to the extent of the amount of such exempt-interest dividend. In certain limited instances, the portion of Social Security or Railroad Retirement benefits that may be subject to federal income taxation may be affected by the amount of tax-exempt interest income, including exempt-interest dividends, received by a shareholder.

If a Fund intends to be qualified to pay exempt-interest dividends, the Fund may be limited in its ability to enter into taxable transactions involving forward commitments, repurchase agreements, financial futures and options contracts on financial futures, tax-exempt bond indices and other assets.

Part or all of the interest on indebtedness, if any, incurred or continued by a shareholder to purchase or carry shares of a Fund paying exempt-interest dividends is not deductible. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness, multiplied by the percentage of the Fund's total distributions (not including distributions from net long-term capital gains) paid to the shareholder that are exempt-interest dividends. Under rules used by the Internal Revenue Service to determine when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares.

In general, exempt-interest dividends, if any, attributable to interest received on certain private activity obligations and certain industrial development bonds will not be tax-exempt to any shareholders who are "substantial users" of the facilities financed by such obligations or bonds or who are "related persons" of such substantial users.

A Fund which is qualified to pay exempt-interest dividends will inform investors following the end of the Fund's fiscal year of the percentage of its income distributions designated as tax-exempt. The percentage is applied uniformly to all distributions made during the year. The percentage of income designated as tax-exempt for any particular distribution may be substantially different from the percentage of the Fund's income that was tax-exempt during the period covered by the distribution.

The exemption from federal income tax for exempt-interest dividends does not necessarily result in exemption for such dividends under the income or other tax laws of any state or local authority. You are advised to consult with your tax advisor about state and local tax matters.

Municipal Bond, Municipal Money Market, and Tax-Exempt Funds

As described in the prospectus for the Fifth Third Michigan Municipal Money Market Fund, the Fifth Third Michigan Municipal Bond Fund, the Fifth Third Ohio Municipal Bond Fund, the Fifth Third Ohio Tax Exempt Money Market Fund, the Fifth Third Municipal Bond Fund, the Fifth Third Municipal Money Market Fund, and the Fifth Third Intermediate Municipal Bond Fund, such Funds are designed to provide investors with tax-exempt interest income. These Funds are not intended to constitute a balanced investment program and are not designed for investors seeking capital appreciation. Shares of these Funds may not be suitable for tax-exempt institutions, retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, would not gain any additional benefit from the Funds' dividends being tax-exempt. In addition, these Funds may not be an appropriate investment for persons or entities that are "substantial users" of facilities financed by private activity bonds or "related persons" thereof.
A "substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person which regularly uses a part of such facilities in its trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, which occupies more than 5% of the usable area of such facilities or for which such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

Foreign Taxes, Foreign Currency-Denominated Securities and Related Hedging Transactions.

Dividends and interest received by a Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on the Fund's securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains with respect to investments by foreign investors. If at the end of a Fund's fiscal year more than 50% of the value of its total assets represents securities of foreign corporations, the Fund will be eligible to make an election permitted by the Code to treat any foreign taxes paid by it on securities it has held for at least the minimum period specified in the Code as having been paid directly by the Fund's Shareholders in connection with the Fund's dividends received by them. In this case, Shareholders generally will be required to include in U.S. taxable income their pro rata share of such taxes, and those Shareholders who are U.S. citizens, U.S. corporations and, in some cases, U.S. residents will be entitled to deduct their share of such taxes. Alternatively, such Shareholders who hold Fund Shares (without protection from risk of loss) on the ex-dividend date and for at least 15 other days during the 30-day period surrounding the ex-dividend date will be entitled to claim a foreign tax credit for their share of these taxes. If a Fund makes the election, it will report annually to its Shareholders the respective amounts per share of the Fund's income from sources within, and taxes paid to, foreign countries and U.S. possessions.

A Fund's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Investment by a Fund in "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on the proceeds from the sale of its investment in such a company; however, this tax can be avoided by making an election to mark such investments to market annually or to treat the passive foreign investment company as a "qualified electing fund."

A "passive foreign investment company" is any foreign corporation: (i) 75 percent or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50 percent. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

   Selling Shares

Shareholders who sell Fund Shares will generally recognize gain or loss in an amount equal to the difference between their adjusted tax basis in the Fund Shares and the amount received. If Fund Shareholders hold their Fund Shares as capital assets, the gain or loss will be a capital gain or loss. The tax rate generally applicable to net capital gains recognized by individuals and other noncorporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less or
(ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as capital gain dividends). For taxable years beginning after December 31, 2000, the maximum capital gain tax rate for capital assets (including Fund Shares) held by a non-corporate Shareholder for more than 5 years will be 8 percent and 18 percent (rather than 10 percent and 20 percent). The 18-percent rate applies only to assets the holding period for which begins after December 31, 2000 (including by way of an election to mark the asset to the market, and to pay the tax on any gain thereon, as of January 2, 2001). The mark-to-market election may be disadvantageous from a federal tax perspective, and Shareholders should consult their tax advisors before making such an election.

Any loss will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to those Fund Shares. For purposes of determining whether Fund Shares have been held for six months or less, the holding period is suspended for any periods during which your risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. In addition, any loss realized on a sale or exchange of Fund Shares will be disallowed to the extent that Fund Shareholders replace the disposed of Fund Shares with other Fund Shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition, which could, for example, occur as a result of automatic dividend reinvestment. In such an event, a Fund Shareholder's basis in the replacement Fund Shares will be adjusted to reflect the disallowed loss.

   Hedging

If a Fund engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sales, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

Certain of a Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If a Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income),
(ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If the Fund's book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

   Discount Securities

A Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

   Backup Withholding

A Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (TIN), who has under- reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate will be (i) 30.5% for amounts paid after August 6, 2001 through the end of 2001, (ii) 30% for amounts paid during 2002 and 2003,
(iii) 29% for amounts paid during 2004 and 2005, and (iv) 28% for amounts paid during 2006 through 2010. This legislation will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

  The Service recently revised its regulations affecting the application to foreign investors of the back-up withholding and withholding tax rules described above. The new regulations are generally effective for payments made after December 31, 2000. In some circumstances, the new rules increase the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the back-up withholding tax rates and for reduced withholding tax rates under income tax treaties. Foreign investors in a Fund should consult their tax advisers with respect to the potential application of these new regulations.

The foregoing discussion is only a summary of some of the important Federal tax considerations generally affecting purchasers of the Funds' Shares. No attempt has been made to present a detailed explanation of the Federal income tax treatment of the Funds, and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of the Funds' Shares are urged to consult their tax advisers with specific reference to their own tax situation. Foreign Shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of an investment in the Funds. In addition, this discussion is based on tax laws and regulations that are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative, judicial or administrative action, and such changes may be retroactive.

                            PERFORMANCE INFORMATION

Total Return (1)
                             Institutional Shares
                          Average Annual Total Returns
                      For the Period Ended July 31, 2001

                                                                                                       Since
Fund Name                                                1 Year         5 Years       10 Years       Inception
--------------------------------------------------------------------------------------------------------------
Quality Growth Fund                                      -19.93%         16.02%         13.32%         15.12%
Equity Income Fund                                         2.18%         12.56%         10.67%         13.16%
Pinnacle Fund                                            -31.27%          8.51%         10.08%         12.30%
Balanced Fund                                            -11.64%         12.51%         11.07%         14.40%
Mid Cap Fund                                              -9.94%         14.52%         11.80%         14.17%
International Equity Fund                                -17.61%          5.17%          N/A            4.76%
Intermediate Bond Fund                                    12.16%          6.80%          N/A            6.20%
Bond Fund                                                 13.54%          7.66%          N/A            7.64%
U.S. Government Bond Fund                                 11.10%          6.48%          5.83%          6.17%
Intermediate Municipal Bond Fund                           8.57%          5.49%          N/A            5.32%
Ohio Municipal Bond Fund                                   8.28%          4.98%          5.29%          5.06%
Technology Fund                                          -46.65%          N/A            N/A          -42.96%
Government Money Market Fund                               5.23%          5.05%          4.56%          4.56%
Prime Money Market Fund                                    5.41%          5.21%          4.65%          5.18%
Municipal Money Market Fund                                3.44%          2.99%          2.72%          3.65%
U.S. Treasury Money Market Fund                            5.30%          5.16%          4.63%          5.29%
Institutional Government Money Market Fund                 5.39%          N/A            N/A            5.26%
Institutional Money Market Fund                            5.65%          N/A            N/A            5.84%
Michigan Municipal Money Market Fund                       3.37%          3.20%          2.99%          3.01%
International GDP Fund                                   -24.47%          1.93%          N/A            6.67%
Small Cap Growth Fund                                     -8.20%         10.42%          N/A           12.09%
Large Cap Growth Fund                                    -22.90%           N/A           N/A           -5.89%
Equity Index Fund                                        -14.57%         14.81%          N/A           14.54%
Large Cap Value Fund                                     -15.49%         11.94%          N/A           12.89%
Short Term Bond Fund                                      10.04%          6.32%          N/A            5.48%
Michigan Municipal Bond Fund                               7.34%          4.69%          N/A            4.39%
Municipal Bond Fund                                        9.89%          6.07%          N/A            6.12%

                             Institutional Shares
                          Average Annual Total Return
                    For the Period Ended December 31, 2000

                                                                                                       Since
Fund Name                                                 1 Year        5 Years        10 Years      Inception
--------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                                      23.78%         14.31%         16.61%         13.57%
Micro Cap Value Fund                                      -1.21%          N/A            N/A            5.51%
Strategic Income Fund                                     16.59%          6.77%          8.00%          7.61%
Worldwide Fund                                           -11.34%         18.31%          N/A           14.28%

                              Investment A Shares
                         Average Annual Total Returns
                      For the Period Ended July 31, 2001

                                                                                                        Since
Fund Name                                                 1 Year         5 Years       10 Years       Inception
---------------------------------------------------------------------------------------------------------------
Quality Growth Fund                                      -23.75%         14.79%         12.72%         14.79%
Equity Income Fund                                        -2.71%         11.35%         10.06%         12.82%
Pinnacle Fund                                            -34.52%          7.36%          9.49%         11.94%
Balanced Fund                                            -15.82%         11.32%         10.49%         14.07%
Mid Cap Fund                                             -14.21%         13.27%         11.19%         13.80%
International Equity Fund                                -21.56%          4.02%          N/A            3.95%
Intermediate Bond Fund                                     6.95%          5.57%          N/A            5.40%
Bond Fund                                                  8.06%          6.45%          N/A            6.59%
U.S. Government Bond Fund                                  5.78%          5.36%          5.27%          5.81%
Intermediate Municipal Bond Fund                           3.42%          4.27%          N/A            4.54%
Ohio Municipal Bond Fund                                   3.14%          3.89%          4.74%          4.68%
Technology Fund                                          -48.08%          N/A            N/A          -45.28%
Government Money Market Fund                               5.02%          4.93%          N/A            4.48%
Prime Money Market Fund                                    5.14%          5.06%          4.67%          5.50%
Municipal Money Market Fund                                3.37%          2.97%          2.71%          3.65%
Institutional Government Money Market Fund                 5.20%          N/A            N/A            5.20%
Michigan Municipal Money Market Fund                       3.19%          3.16%          N/A            2.93%
International GDP Fund                                   -28.13%          0.69%          N/A            5.81%
Small Cap Growth Fund                                    -12.47%          9.18%          N/A           10.58%
Large Cap Growth Fund                                    -26.52%          N/A            N/A           -8.49%
Equity Index Fund                                        -18.63%         13.48%          N/A           13.49%
Large Cap Value Fund                                     -19.49%         10.64%          N/A           11.79%
Short Term Bond Fund                                       4.89%          5.19%          N/A            4.78%
Michigan Municipal Bond Fund                               2.37%          3.58%          N/A            3.65%
Municipal Bond Fund                                        4.80%          4.83%          N/A            5.11%

                             Investment A  Shares
                          Average Annual Total Return
                    For the Period Ended December 31, 2000

                                                                                                       Since
Fund Name                                                 1 Year        5 Years        10 Years      Inception
--------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                                      17.78%         13.14%         16.00%         13.05%
Micro Cap Value Fund                                      -5.81%          N/A            N/A            3.63%

                                       60

                              Investment B Shares
                         Average Annual Total Returns
                      For the Period Ended July 31, 2001


                                                                                                    Since
Fund Name                                             1 Year         5 Years       10 Years       Inception
------------------------------------------------------------------------------------------------------------
Quality Growth Fund                                      -24.67%         14.78%         12.41%         14.23%
Equity Income Fund                                        -3.68%         11.33%          9.76%         12.29%
Pinnacle Fund                                            -35.26%          7.25%          9.19%         11.43
Balanced Fund                                            -16.35%         11.24%         10.16%         13.52%
Mid Cap Fund                                             -14.71%         13.22%         10.86          13.27%
International Equity Fund                                -21.89%          3.90%           N/A           3.86%
Intermediate Bond Fund                                     5.96%          5.41%           N/A           5.13%
Bond Fund                                                  7.39%          6.27%           N/A           6.56%
Intermediate Municipal Bond Fund                           2.52%          4.11%           N/A           4.27%
Ohio Municipal Bond Fund                                   1.46%          3.55%          4.35%          4.17%
Technology Fund                                          -48.74%           N/A            N/A         -45.46%
Prime Money Market Fund                                   -0.86%          3.89%          3.84%          4.63%
International GDP Fund                                   -29.00%          0.52%           N/A           5.61%
Small Cap Growth Fund                                    -13.68%          9.05%           N/A          10.99%
Large Cap Growth Fund                                    -27.47%           N/A            N/A          -9.20%
Equity Index Fund                                        -19.66%         13.43%           N/A          13.41%
Large Cap Value Fund                                     -20.50%         10.56%           N/A          11.77%
Michigan Municipal Bond Fund                               1.25%          3.29%           N/A           3.36%
Municipal Bond Fund                                        3.85%          4.70%           N/A           5.09%

                              Investment B Shares
                          Average Annual Total Return
                    For the Period Ended December 31, 2000

                                                                                                   Since
Fund Name                                             1 Year        5 Years        10 Years      Inception
------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                                      17.67%         13.38%         15.95%         12.96%
Micro Cap Value Fund                                      -6.87%           N/A            N/A           3.72%


                              Investment C Shares
                          Average Annual Total Return
                      For the Period Ended July 31, 2001



                                                                                                    Since
Fund Name                                             1 Year         5 Years       10 Years       Inception
------------------------------------------------------------------------------------------------------------
Quality Growth Fund                                      -20.71%         15.11%         12.46%         14.25%
Equity Income Fund                                         1.20%         11.69%          9.83%         12.30%
Pinnacle Fund                                            -31.97%          7.33%          9.06%         11.35
Balanced Fund                                            -12.47%         11.65%         10.24%         13.55%
Mid Cap Fund                                             -10.95%         13.57%         10.93          13.30%
International Equity Fund                                -18.39%          4.41%           N/A           4.18%
Intermediate Bond Fund                                     9.96%          5.74%           N/A           5.13%
Bond Fund                                                 11.39%          6.58%           N/A           6.56%
U.S. Government Bond Fund                                  9.98%          5.57%          4.98%          5.34%
Intermediate Municipal Bond Fund                           6.52%          4.45%           N/A           4.27%
Ohio Municipal Bond Fund                                   7.31%          4.19%          4.48%          4.26%
Technology Fund                                          -46.65%           N/A            N/A         -43.53%
International GDP Fund                                   -26.01%          0.91%           N/A           5.61%
Small Cap Growth Fund                                    -10.05%          9.34%           N/A          10.99%
Large Cap Growth Fund                                    -24.41%           N/A            N/A          -7.10%
Equity Index Fund                                        -16.27%         13.67%           N/A          13.41%
Large Cap Value Fund                                     -17.15%         10.82%           N/A          11.77%
Michigan Municipal Bond Fund                               5.25%          3.64%           N/A           3.36%
Municipal Bond Fund                                        7.85%          5.03%           N/A           5.09%

                              Investment C Shares
                          Average Annual Total Return
                    For the Period Ended December 31, 2000

                                                                                                   Since
Fund Name                                             1 Year        5 Years        10 Years      Inception
------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                                      21.67%         13.62%         15.95%         12.96%
Micro Cap Value Fund                                      -2.95%           N/A            N/A           4.67%
Strategic Income Fund                                     14.51%          6.09%          7.38%          7.03%
Worldwide Fund                                           -13.69%         17.30%           N/A          13.45%


                                Advisor Shares
                          Average Annual Total Return
                      For the Period Ended July 31, 2000

                                                                                                    Since
Fund Name                                             1 Year         5 Years       10 Years       Inception
------------------------------------------------------------------------------------------------------------
Quality Growth Fund                                      -20.36%         15.56%         12.96%         14.81%
Balanced Fund                                            -12.07%         12.07%         10.71%         14.10%
Mid Cap Fund                                             -10.37%         14.04%         11.42%         13.81%
Bond Fund                                                 13.03%          7.13%          N/A            7.10%
Technology Fund                                          -45.73%          N/A            N/A          -43.17%
Prime Money Market Fund                                    4.79%          4.67%          4.13%          4.65%
Small Cap Growth Fund                                     -8.64%          9.89%          N/A           11.54%
Equity Index Fund                                        -15.00%         14.24%          N/A           13.97%
Municipal Bond Fund                                        9.42%          5.55%          N/A            5.62%

                                Advisor Shares
                          Average Annual Total Return
                    For the Period Ended December 31, 2000

                                                                                                     Since
Fund Name                                               1 Year        5 Years        10 Years      Inception
------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                                      23.33%         14.18%         16.53%         13.51%
Micro Cap Value Fund                                      -1.21%          N/A            N/A            5.29%
Strategic Income Fund                                     16.04%          6.63%          7.92           7.56%
Worldwide Fund                                           -12.38%         17.88%          N/A           14.02%

                                Service Shares
                          Average Annual Total Return
                      For the Period Ended July 31, 2001

                                                                                                     Since
Fund Name                                                1 Year         5 Years      10 Years      Inception
------------------------------------------------------------------------------------------------------------
U.S. Treasury Money Market Fund                            4.92%          4.88%          4.36%          5.02%
Institutional Money Market Fund                            5.38%          N/A            N/A            5.57%

Yield (1)

In addition to total returns, the Funds may advertise yields for each of the share classes. The 30-day SEC yield for the 30 days ended July 31, 2001 were as follows:

                                                   Institutional     Investment A      Investment B      Investment C
Fund Name                                              Shares           Shares            Shares            Shares
----------------------------------------------------------------------------------------------------------------------
Intermediate Bond Fund                                  4.87%            4.62%             N/A               N/A
Bond Fund                                               5.13%            4.88%             N/A               N/A
U.S. Government Bond Fund                               4.38%            3.93%             N/A               3.38%
Intermediate Municipal Bond Fund                        3.24%            3.00%             N/A               N/A
Ohio Municipal Bond Fund                                3.49%            3.10%             2.49%             2.49%
Short Term Bond Fund                                    4.51%            4.36%             N/A               N/A
Michigan Municipal Bond Fund                            3.26%            3.11%             N/A               N/A
Municipal Bond Fund                                     3.65%            3.40%             N/A               N/A

For each share class, the yield for a Fund is determined by dividing the net investment income per share (as defined by the SEC) earned by the Fund over a thirty-day period by the maximum offering price per share of the Fund on the last day of the period. This value is then annualized using semi-annual compounding. This means that the amount of income generated during the thirty-day period is assumed to be generated each month over a 12-month period and is

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

reinvested every six months. The yield does not necessarily reflect income actually earned by the Fund because of certain adjustments required by the SEC and, therefore, may not correlate to the dividends or other distributions paid to shareholders.

To the extent that financial institutions and broker/dealers charge fees in connection with services provided in conjunction with an investment in a Fund, the performance will be reduced for those shareholders paying those fees.

Tax-Equivalent Yield

The Ohio Municipal Bond Fund, Intermediate Municipal Bond Fund, Michigan Municipal Bond Fund, and Municipal Bond Fund may also advertise tax-equivalent yield. The tax-equivalent yield for the Ohio Municipal Bond Fund for the 30-day period ended July 31, 2001, was 5.73% for the Institutional shares, 5.09% for the Investment A shares, and 4.09% for the Investment C shares, while the tax-equivalent yield for the Intermediate Municipal Bond Fund for the 30-day period ended July 31, 2001, was 5.32% for the Institutional shares and 4.93% for the Investment A shares. The tax-equivalent yield for the Michigan Municipal Bond Fund for the 30-day period ended July 31, 2001, was 5.35% for the Institutional shares, 5.11% for the Investment A shares, while the tax-equivalent yield for the Municipal Bond Fund for the 30-day period ended July 31, 2001, was 5.99% for the Institutional shares and 5.58% for the Investment A shares. The tax-equivalent yield of a Fund is calculated similarly to the yield, but is adjusted to reflect the taxable yield that the Fund would have had to earn to equal its actual yield, assuming a 39.1% tax rate and assuming that income is 100% tax-exempt.



                            PERFORMANCE COMPARISONS

Each Fund's performance depends upon such variables as: portfolio quality; average portfolio maturity; type of instruments in which the portfolio is invested; changes in interest rates and market value of portfolio securities; changes in each Fund's expenses; and various other factors.

Each Fund's performance fluctuates on a daily basis largely because net earnings and offering price per share fluctuate daily. Both net earnings and net asset value per share are factors in the computation of yield and total return as described above.

Investors may use financial publications and/or indices to obtain a more complete view of the Fund's performance. When comparing performance, investors should consider all relevant factors such as the composition of any index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price. The financial publications and/or indices which the Funds use in advertising may include:

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.. Dow Jones Industrial Average (the "DJIA") represents share prices of selected blue-chip industrial corporations. The DJIA indicates daily changes in the average price of stock of these corporations. Because it represents the top corporations of America, the DJIA index is a leading economic indicator for the stock market as a whole. (Quality Growth, Balanced, Mid Cap, and Equity Income Funds)

.. Europe, Australia, and Far East ("EAFE") is a market capitalization weighted foreign securities index, which is widely used to measure the performance of European, Australian, New Zealand, and Far Eastern stock markets. The index covers approximately 1,020 companies drawn from 18 countries in the above regions. The index values its securities daily in both U.S. dollars and local currency and calculates total returns monthly. EAFE U.S. dollar total return is a net dividend figure less Luxembourg withholding tax. EAFE is monitored by Capital International, S.A., Geneva, Switzerland. (International Equity Fund)

.. Lehman Muni Bond Index is a broad-based total return index comprised of 8,000 investment grade, fixed-rate, tax-exempt municipal bonds, with a remaining maturity of at least one year, including state and local general obligation, revenue, insured and pre-refunded bonds and are selected from issues larger than $50 million dated since January 1984. Bonds are added to the index and weights are updated monthly, with a one-month lag.

.. Lehman Brothers Aggregate Bond Index is a total return index measuring both the capital price changes and income provided by the underlying universe of securities, weighted by market value outstanding. The Aggregate Bond Index is comprised of the Lehman Brothers Government Bond Index, Corporate Bond Index, Mortgage-Backed Securities Index and the Yankee Bond Index. These indices include: U.S. Treasury obligations, including bonds and notes; U.S. agency obligations, including those of the Federal Farm Credit Bank, Federal Land Bank and the Bank for Co-Operatives; foreign obligations, U.S. investment-grade corporate debt and mortgage-backed obligations. All corporate debt included in the Aggregate Bond Index has a minimum S&P rating of BBB, a minimum Moody's rating of Baa, or a Fitch rating of BBB. (Balanced, Bond and Intermediate Bond Funds)

.. Lehman Brothers 5-Year Municipal Bond Index includes fixed-rate debt obligations of state and local government entities. The securities have maturities not less than four years but no more than six years, are investment grade and are selected from issues larger than $50 million dated since 1984. (Ohio Municipal Bond and Municipal Bond Funds)

.. Lehman Brothers Government Index is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government, or any agency thereof, or any quasi-federal corporation, and of corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum outstanding principal of $1 million and a minimum maturity of one year are included. (Government Securities, Balanced, Bond, and Intermediate Bond Funds)


.. Lehman Brothers Government/Credit (Total) Index is comprised of approximately 5,000 issues which include non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed-rate, non-convertible domestic bonds of companies in industry, public utilities and finance. The average maturity of these bonds approximates nine years. Tracked by Shearson Lehman Brothers, Inc., the index calculates total returns for one-month, three-month, twelve-month and ten-year periods and year-to-date. (Government Bond, Balanced, Bond, and Intermediate Bond Funds)

.. Lehman Brothers Intermediate Government/Credit Bond Index is an unmanaged index comprised of all the bonds issued by the Lehman Brothers Government/Corporate Bond Index with maturities between 1 and 9.99 years. Total return is based on price appreciation/depreciation and income as a percentage of the original investment. Indices are rebalanced monthly by market capitalization. (Balanced, Bond, Government Bond, and Intermediate Bond Funds)

.. Lehman Brothers 7-Year Municipal Bond Index includes fixed-rate debt obligations of state and local government entities. The securities have maturities between seven and eight years, are investment grade and are selected from issues larger than $50 million dated since 1984. (Ohio Municipal Bond and Municipal Bond Funds)

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


.. Lipper, Inc. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gains distributions and income dividends and takes into account any change in net asset value over a specific period of time. From time to time, the Fund will quote its Lipper ranking in the applicable funds category in advertising and sales literature. (All Funds)

.. Merrill Lynch Composite 1-5 Year Treasury Index is comprised of approximately 66 issues of U.S. Treasury securities maturing between 1 and 4.99 years, with coupon rates of 4.25% or more. These total return figures are calculated for one-, three-, six-, and twelve-month periods and year-to-date and include the value of the bond plus income and any price appreciation or depreciation. (Government Bond Fund)

.. Merrill Lynch Corporate and Government Index includes issues which must be in the form of publicly placed, non-convertible, coupon-bearing domestic debt and must carry a term of maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., in the BBB/Baa major rating category or better). (Balanced, Bond, and Intermediate Bond Funds)

.. Merrill Lynch Domestic Master Index includes issues which must be in the form of publicly placed, non-convertible, coupon-bearing domestic debt and must carry a term to maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. The Domestic Master Index is a broader index than the Merrill Lynch Corporate and Government Index and includes, for example, mortgage related securities. The mortgage market is divided by agency, type of mortgage and coupon and the amount outstanding in each agency/type/coupon subdivision must be no less than $200 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., in the BBB/Baa major rating category or better). (Balanced, Bond and Intermediate Bond Funds)

.. Merrill Lynch 3-Year Treasury Yield Curve Index is an unmanaged index comprised of the most recently issued 3-year U.S. Treasury notes. Index returns are calculated as total returns for periods of one, three, six, and twelve months as well as year-to-date. (Government Bond Fund)

.. Merrill Lynch 3-5 Year Treasury Index is comprised of approximately 24 issues of intermediate-term U.S. government and U.S. Treasury securities with maturities between 3 and 4.99 years and coupon rates above 4.25%. Index returns are calculated as total returns for periods of one, three, six and twelve months as well as year-to-date. (Government Bond Fund)

.. Morningstar, Inc., an independent rating service, is the publisher of the bi-weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 NASDAQ-listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks. (All Funds)

.. Salomon Brothers AAA-AA Corporate Index calculates total returns of approximately 775 issues which include long-term, high-grade domestic corporate taxable bonds, rated AAA-AA with maturities of twelve years or more and issued by companies in industry, public utilities, and finance. (Balanced, Bond, and Intermediate Bond Funds)

.. Salomon Brothers 3-5 Year Government Index quotes total returns for U.S. Treasury issues (excluding flower bonds) which have maturities of three to five years. These total returns are year-to-date figures which are calculated each month following January 1. (Government Bond Fund)

.. S&P/BARRA Growth Index is a sub-index of the S&P 500 composite index of common stocks. The index represents approximately fifty percent of the S&P 500 market capitalization and is comprised of those companies with higher price-to-book ratios (one distinction associated with "growth stocks"). The index is maintained by S&P in conjunction with BARRA, an investment technology firm. (Quality Growth, Balanced, Mid Cap, and Equity Income Funds)

.. S&P Mid Cap 400 Index is comprised of the 400 common stocks issued by medium-sized domestic companies whose market capitalizations range from $200 million to $5 billion. The stocks are selected on the basis of the issuer's market size, liquidity and industry group representation. (Mid Cap Fund)

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


.. Standard & Poor's Ratings Group Daily Stock Price Indices of 500 and 400 Common Stocks are composite indices of common stocks in industry, transportation, and financial and public utility companies that can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. In addition, the S&P indices assume reinvestment of all dividends paid by stocks listed on its indices. Taxes due on any of these distributions are not included, nor are brokerage or other fees calculated in the S&P figures. (Quality Growth, Balanced, Mid Cap, Pinnacle, and Equity Income Funds)

.. Wilshire Mid Cap 750 Index is a subset of the Wilshire 5000 index of common stocks. The Mid Cap 750 index consists of those Wilshire 5000 companies ranked between 501 and 1,250 according to market capitalization. The index ranges in market capitalization from $400 million to $1.7 billion. (Mid Cap Fund)

.. Consumer Price Index is an unmanaged index measuring price increases in a standardized "market basket" of goods.

.. Lehman Brothers Three-Year General Obligation Municipal Bond Index is an unmanaged index of investment grade fixed rate debt obligations issued by state and local government entities.

.. Lehman Brothers Five-Year General Obligation Municipal Bond Index is an unmanaged index of investment grade fixed rate debt obligations issued by state and local government entities with maturities of not less than four years but no more than six years.

.. Lehman Brothers 1-3 Year Government Bond Index is an unmanaged index of U.S. Treasury issues and publicly issued debt of U.S. Government agencies with maturities of one to three years.


.. Lehman Brothers Intermediate Credit Index is an unmanaged index of investment grade corporate bonds having at least $100,000,000 principal amount outstanding and maturities from one to ten years.

.. Lehman Brothers Intermediate Government Bond Index is an unmanaged index generally representative of intermediate-term government bonds.

.. Lehman Brothers Long Government/Credit Bond Index is an unmanaged index comprised of U.S. treasuries issues, debt of U.S. Government agencies, corporate debt guaranteed by the U.S. Government and all publicly issued, fixed rate, non convertible investment grade, dollar denominated, SEC-registered corporate debt.

.. Lipper Multicap Value Index is an equal weighted index of mutual funds that invest in undervalued securities within multiple capitalizations ranges.

.. Lipper Small Cap Value Index is an equal weighted index of mutual funds that invest 75% or more of their assets in companies with a market capitalization less than 250% of the S&P Small Cap 600 Index median capitalization.

.. Morgan Stanley Capital International Europe Index is an unmanaged index of European stocks. The Morgan Stanley Capital International (MSCI) Indices measure performance for a diverse range of developed country global stock markets including the United States, Canada, Europe, Australia, New Zealand, and the Far East. The foundation of the various MSCI indices is a database of approximately 1,500 companies listed on the stock exchanges of the 24countries for which there are MSCI national indices. The indices are capitalization weighted.

.. Morgan Stanley Capital International Pacific Rim Index is an unmanaged index of stocks in the Pacific Rim region. The Morgan Stanley Capital International
(MSCI) Indices measure performance for a diverse range of developed country global stock markets including the United States, Canada, Europe, Australia, New Zealand, and the Far East. The foundation of the various MSCI indices is a database of approximately 1,500 companies listed on the stock exchanges of the 24 countries for which there are MSCI national indices. The indices are capitalization weighted.

.. Morgan Stanley High Tech Index is an unmanaged index generally representative of the high-tech sector of the U.S. stock market.

.. Russell 2000 Index is a market capitalization weighted index of mutual funds that invest 75% or more of their assets in companies with a market capitalization less than 250% of the S&P Small Cap 600 Index median capitalization.

.. Ryan Labs Treasury Index is an equal weighted index of all Treasuries having maturities longer than one year.

.. Value Line Arithmetic Index is an equal weighted index of more than 1,700 stocks followed by Value Line Publishing, Inc.

.. 91-day Treasury Bill return tracks the investment return paid on U.S. Treasury bills maturing in 91 days.

Advertisements and other sales literature for the Funds may quote total returns which are calculated on non-standardized base periods. These total returns also represent the historic change in the value of an investment in the Funds based on monthly/quarterly reinvestment of dividends over a specified period of time.

Advertisements may quote performance information which does not reflect the effect of the sales load.

                             FINANCIAL STATEMENTS

The financial statements for the Funds (other than the Strategic Income Fund, Worldwide Fund, Micro Cap Value Fund, and Multi Cap Value Fund) for the fiscal year ended July 31, 2001 are incorporated herein by reference to the Annual Report to Shareholders of the Fifth Third Funds dated July 31, 2001 (File Nos. 33-24848 and 811-5669). Financial statements for the Strategic Income Fund (formerly the Maxus Income Fund, File Nos. 2-94197 and 811-4144), Worldwide Fund (formerly the Maxus Laureate Fund, File Nos. 33-58514 and 811-7516), Multi Cap Value Fund (formerly the Maxus Equity Fund, File Nos. 33-30003 and 811-5865) and Micro Cap Value Fund (formerly part of the Maxfund Trust, File Nos. 333-41555 and 811-8499) for the fiscal year ended December 31, 2000 are incorporated herein by reference to the Annual Reports of the foregoing Funds dated December 31, 2000. Copies of the Annual Reports may be obtained without charge by contacting the Trust at the address located on the back cover of the prospectus.

The financial statements for the former Kent Funds for the fiscal year ended December 31, 2000 were audited by KPMG LLP and are incorporated herein by reference.

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

                                   APPENDIX

Standard and Poor's Ratings Group Corporate and Municipal Bond Rating
Definitions

AAA--Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

NR--NR indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy. S&P may apply a plus (+) or minus (-) to the above rating classifications to show relative standing within the classifications,

Moody's Investors Service, Inc. Corporate and Municipal Bond Rating Definitions

Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.


A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NR--Not rated by Moody's. Moody's applies numerical modifiers, 1, 2 and 3, in each generic rating classification from Aa through B in its bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Fitch Investors Service, Inc. Long-Term Debt Rating Definitions

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

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


AA--Bonds considered to be investment grade and of very high quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

NR--NR indicates that Fitch does not rate the specific issue.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

Standard and Poor's Ratings Group Municipal Note Rating Definitions

SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

SP-2--Satisfactory capacity to pay principal and interest.

SP-3--Speculative capacity to pay principal and interest.

Moody's Investors Service Short-Term Loan Rating Definitions

MIG1/VMIGI--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

Fitch Investors Service, Inc. Short-Term Debt Rating Definitions

F-1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-I+.

F-2--Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F- I + and F- 1 categories.

Standard and Poor's Ratings Group Commercial Paper Rating Definitions

A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus (+) sign.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's Investors Service, Inc. Commercial Paper Rating Definitions

Prime-1 --Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will often be evidenced by the following characteristics:

.. Leading market positions in well-established industries.

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

.. High rates of return on funds employed.

.. Conservative capitalization structure with moderate reliance on debt and ample asset protection.

.. Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

.. Well-established access to a range of financial markets and assured sources of alternate liquidity.

P-2--Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                                      68